UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
ROOT, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)
☒    No fee required.
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Root Inc

2022 NOTICE OF ANNUAL MEETING
+ PROXY STATEMENT

TUESDAY — JUNE 7, 2022 — 11 AM EASTERN DAYLIGHT TIME

Root, Inc.
80 E. Rich Street, Suite 500
Columbus, Ohio 43215
(866) 980-9431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2022
To the Stockholders of Root, Inc.:
On behalf of our board of directors, it is our pleasure to cordially invite you to attend the 2022 Annual Meeting of Stockholders of Root, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROOT2022, originating from Columbus, Ohio, on Tuesday, June 7, 2022, at 11:00 a.m. Eastern Daylight Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Further, we believe the virtual meeting format is even more critical in light of the ongoing COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting may participate and vote online during the virtual meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 11:00 a.m. Eastern Daylight Time, on June 7, 2022, to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.    To elect three Class II directors, Jerri DeVard, Nancy Kramer and Scott Maw, each to hold office until our Annual Meeting of Stockholders in 2025;
2.    To ratify the selection by the audit, risk and finance committee of our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.    To approve, on an advisory basis, our named executive officer compensation;
4.    To approve, on an advisory basis, the frequency for future advisory votes to approve named executive officer compensation;

5.    To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s Class A common stock and Class B common stock; and

6.    To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 11, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors

Jodi E. Baker
Vice President and Secretary
Columbus, Ohio
April 28, 2022

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote your shares in advance of the Annual Meeting through the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization.

TABLE OF CONTENTS

Page

Root, Inc.
80 E. Rich Street, Suite 500
Columbus, Ohio 43215
(866) 980-9431
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 7, 2022 at 11:00 a.m. Eastern Daylight Time
Our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Root, Inc., a Delaware corporation, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROOT2022, originating from Columbus, Ohio, on Tuesday, June 7, 2022, at 11:00 a.m. Eastern Daylight Time and any adjournment or postponement thereof. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Further, we believe the virtual meeting format is even more critical in light of the ongoing COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting may participate and vote online during the virtual meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 28, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders of record at the close of business on April 11, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 154,938,707 shares of Class A common stock, 99,502,363 shares of Class B common stock and 14,053,096 shares of Series A preferred stock outstanding and entitled to vote. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to 10 votes per share of Class B common stock. The holder of the Series A Convertible Preferred Stock (the “Series A preferred stock”) is entitled to vote with the holders of Class A common stock and will have the right to one vote per share of Series A preferred stock. The holders of shares of Class A common stock, Class B common stock and Series A preferred stock will vote together as a single class on all matters submitted to a vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination for 10 days before the Annual Meeting at our address above. If you would like to view the list, please contact our Secretary at proxy@joinroot.com to schedule an appointment. The stockholder list will also be available online during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions at www.virtualshareholdermeeting.com/ROOT2022 and on page 2 of this Proxy Statement. You will not be able to attend the Annual Meeting in person.
In this Proxy Statement, we refer to Root, Inc. as “Root,” the “Company,” “we” or “us” and the board of directors of Root as the, or our, “board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2021, accompanies this Proxy Statement. You also may obtain a copy of the Annual Report without charge by emailing proxy@joinroot.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about April 28, 2022, to all stockholders of record entitled to vote at the Annual Meeting.

Why are you holding a virtual Annual Meeting?
The Annual Meeting will be held solely in a virtual format, which will be conducted via a live webcast. We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving Root and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask us questions.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send after 10 calendar days have passed since our first mailing of the Notice.
How do I attend, participate in and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ROOT2022. The meeting will start at 11:00 a.m. Eastern Daylight Time, on Tuesday, June 7, 2022. Stockholders attending the Annual Meeting may participate and vote online during the virtual meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of Class A common stock, Class B common stock or Series A preferred stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/ROOT2022. We recommend that you log in a few minutes before 11:00 a.m. Eastern Daylight Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/ROOT2022 using your control number, type your question into the “Ask a Question” field and click “Submit.”
To help ensure that we have a productive and efficient meeting and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•You may submit questions and comments electronically through the meeting portal during the Annual Meeting.
•Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•Please direct all questions to Alexander Timm, our Chief Executive Officer (“CEO”).
•Please include your name and affiliation, if any, when submitting a question or comment.
•Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•Questions may be grouped by topic by our management.
•Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
•Be respectful of your fellow stockholders and Annual Meeting participants.
•No audio or video recordings of the Annual Meeting are permitted.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/ROOT2022. Technical support will be available starting 15 minutes before 11:00 a.m. Eastern Daylight Time on June 7, 2022.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date, April 11, 2022, will be entitled to vote at the Annual Meeting. On the Record Date, there were 154,938,707 shares of Class A common stock, 99,502,363 shares of Class B common stock and 14,053,096 shares of Series A preferred stock outstanding and entitled to vote.
•Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
•Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization.
How many votes do I have?
Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date, each holder of shares of our Class B common stock will have 10 votes per share of Class B common stock held as of the Record Date and the holder of our Series A preferred stock will have one vote per share of Series A preferred stock. The holders of the shares of our Class A common stock, Class B common stock and Series A preferred stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited.
What am I voting on?
There are five matters scheduled for a vote:
•Proposal 1: Election of three Class II directors, each to hold office until our annual meeting of stockholders in 2025;
•Proposal 2: Ratification of the selection by the audit, risk and finance committee of our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
•Proposal 3: Approval, on an advisory basis, of our named executive officer compensation;

•Proposal 4: Approval, on an advisory basis, of the frequency for future advisory votes to approve named executive officer compensation; and

•Proposal 5: Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s Class A common stock and Class B common stock.

What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
•Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•To vote online during the Annual Meeting, follow the instructions provided to join the Annual Meeting at www.virtualshareholdermeeting.com/ROOT2022, starting at 11:00 a.m. Eastern Daylight Time on Tuesday, June 7, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.
•To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on Monday, June 6, 2022, to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Daylight Time on Monday, June 6, 2022, to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card, which you may request or we may elect to deliver to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
•Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:
•Submit another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy to our Secretary via email at proxy@joinroot.com.
•Attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ROOT2022 and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card or telephone or internet proxy is the one that is counted.
•Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director, “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, “FOR” approval, on an advisory basis, of our named executive officer compensation, for approval, on an advisory basis, of every “ONE YEAR” as the frequency for future advisory votes to approve named executive officer compensation, and “FOR” approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s Class A common stock and Class B common stock. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposals 1, 3, 4 or 5 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposals 1, 3, 4 and 5. Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; with respect to the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, votes “FOR,” “AGAINST” and abstentions; with respect to the proposal to approve, on an advisory basis, our named executive officer compensation, votes “FOR,” “AGAINST,” abstentions and broker non-votes; with respect to the proposal regarding the frequency for future advisory votes to approve named executive officer compensation, votes for every “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” abstentions and broker non-votes; and with respect to the proposal for approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s Class A common stock and Class B common stock, votes “FOR,” “AGAINST,” abstentions and broker non-votes.

How many votes are needed to approve each proposal?
The holders of the shares of our Class A common stock, Class B common stock and Series A preferred stock will vote as a single class on all matters described in this Proxy Statement.

Proposal	Vote Required for Approval	“Withhold” Vote	Abstentions	Broker Non-Votes
1. Election of directors	The three nominees receiving the most “FOR” votes will be elected.	No effect	Not applicable	No effect
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	Must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter.	Not applicable	Against	Not applicable
3. Approval, on an advisory basis, of our named executive officer compensation
Must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Although the advisory vote on this proposal is nonbinding, the board of directors and the compensation committee expect to consider the results of the vote when making executive compensation decisions.
		Not applicable	Against	No effect
4. Approval, on an advisory basis, of the frequency for future advisory votes to approve named executive officer compensation	The option receiving the greatest number of votes cast on the proposal (every One Year, Two Years, or Three Years) will be considered the frequency recommended by stockholders. Although the advisory vote on this proposal is nonbinding, the board of directors will review the results of the vote and will take that into account with respect to making determinations concerning the frequency for future advisory votes to approve named executive officer compensation.	Not applicable	No effect	No effect
5. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s Class A common stock and Class B common stock	Must receive “FOR” votes from at least a majority of outstanding shares of the Class A common stock, Class B common stock and Series A preferred stock, voting together as a single class	Not applicable	Against	Against
The holder of our Series A preferred stock has agreed to vote its shares of Series A preferred stock at the Annual Meeting in the same proportion as our unaffiliated stockholders with respect to all of the foregoing proposals. Our “unaffiliated stockholders” do not include any of our current officers and directors and any other beneficial owner of more than 5.0% (determined on a fully diluted basis) of our outstanding common stock (other than investors that are eligible to file a Schedule 13G with the SEC pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934 (the “Exchange Act”)) and any affiliate of any of the foregoing persons.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 154,938,707 shares of our Class A common stock outstanding and entitled to vote, 99,502,363 shares of our Class B common stock outstanding and entitled to vote and 14,053,096 Series A preferred stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of the shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, your proposal must be submitted in writing by December 22, 2022, to our Secretary at 80 E. Rich Street, Suite 500, Columbus, Ohio 43215, Attention: Secretary.
Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 9, 2023, nor earlier than the close of business on February 7, 2023. However, if the date of our 2023 Annual Meeting is not held between May 8, 2023 and July 7, 2023, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and (B) not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or, if later than the 90th day prior to the 2023 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2023. The requirements of such notice can be found in our amended and restated bylaws, a copy of which is on our website, at https://ir.joinroot.com/corporate-governance/documents-charters.
Our proxy related to the 2023 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the process of Rule 14a-8 received by us after the date determined in accordance with our amended and restated bylaws.

Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1
ELECTION OF DIRECTORS

Our board of directors currently consists of 11 members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.
Our directors are divided into the three classes as follows:
•Class II directors: Jerri DeVard, Nancy Kramer, Scott Maw and Luis von Ahn, whose terms will expire at the Annual Meeting; and
•Class III directors: Larry Hilsheimer, Daniel Rosenthal, Alexander Timm and Douglas Ulman, whose terms will expire at the 2023 Annual Meeting; and
•Class I directors: Elliot Geidt, Nick Shalek and Beth Birnbaum, whose terms will expire at the 2024 Annual Meeting.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Root.
Mses. DeVard and Kramer and Mr. Maw have been nominated for reelection to serve as a Class II director. Each of Mses. DeVard and Kramer and Mr. Maw is currently a member of our board of directors. Ms. Kramer was previously elected by the stockholders and Ms. DeVard and Mr. Maw were previously elected by the board of directors to fill vacancies. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2025 and until her or his successor has been duly elected, or if sooner, until the director’s death, resignation or removal. Mr. von Ahn, who is also currently a Class II director, has not been re-nominated for election to the board of directors and his term will, therefore, end at the Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
Our nominating and governance committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board of director’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the board of directors. To provide a mix of experience and perspective on the board of directors, the committee also takes into account geographic, gender and ethnic diversity. The biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the committee to believe that that nominee should continue to serve on the board of directors. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board of directors and these views may differ from the views of other members.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
EACH CLASS II DIRECTOR NOMINEE NAMED ABOVE.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the Class II nominees at the Annual Meeting, their ages, positions held and length of service as of the date of this Proxy Statement. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills that led the nominating and governance committee to believe that each director nominee should continue to serve on the board of directors. There are no family relationships among any of our executive officers or directors.

Nominees	Age	Term Expires	Position(s) Held	Director Since
Jerri DeVard	63	2022	Director	2020
Nancy Kramer	66	2022	Director	2020
Scott Maw	54	2022	Director	2020
Nominees for Election at the 2022 Annual Meeting of Stockholders
Jerri DeVard. Ms. DeVard has served as a member of our board of directors since October 2020. She is the Founder of the Black Executive CMO Alliance (BECA), an alliance designed to champion corporate diversity and help build the next generation of C-suite marketing executives. From January 2018 to March 2020, Ms. DeVard served as EVP, Chief Customer Officer of Office Depot, Inc. (NYSE: ODP), an office supply retailing company, where she also served as EVP, Chief Marketing Officer from September 2017 to December 2017. Prior to Office Depot, Ms. DeVard served as Senior Vice President and Chief Marketing Officer of The ADT Corporation (NYSE: ADT), a home and business security company, from March 2014 through May 2016. She has also served in senior marketing roles at Nokia Corporation, Verizon Communications Inc., Citibank N.A., Revlon Inc., Harrah’s Entertainment, the Minnesota Vikings and the Pillsbury Company. Ms. DeVard is a graduate of Spelman College and Clark Atlanta University Graduate School of Business. She currently serves on the Board of Directors of Under Armour, Inc. (NYSE: UA), a sports equipment company, Cars.com (NYSE: CARS), an online automotive classified company, and Dow Inc. (NYSE: DOW), a materials-science and packaging company. From 2016 to 2018, she served as a member of the Board of Directors of ServiceMaster Global Holdings Inc. (NYSE: SERV), a residential and commercial services company. We believe Ms. DeVard is qualified to serve on our board of directors due to her experience in executive leadership roles, her marketing expertise and her experience serving on other public company boards of directors.
Nancy Kramer. Ms. Kramer has served as a member of our board of directors since August 2020. Since August 2016, she has served as the Global Chief Evangelist of IBM iX (NYSE: IBM), a digital strategy and marketing services division of IBM. She founded Resource/Ammirati, a marketing and creative agency, in 1981 with Apple Computer as her first client, and served dozens of Fortune 500 companies, until its sale to IBM in 2016. In addition to her role on our board of directors, she has served as a director of M/I Homes, Inc. (NYSE: MHO), a home construction company, since 2015. From 2013 to 2015, Ms. Kramer served as a director of Glimcher Realty Trust, a real estate investment trust, until its sale to Washington Prime Group in 2015. She holds a Bachelor of Arts from The Ohio State University. We believe Ms. Kramer is qualified to serve on our board of directors due to her experience in executive management roles and advising venture capital companies as well as her public company director experience.
Scott Maw. Mr. Maw has served on our board of directors since October 2020. From February 2014 to November 2018, Mr. Maw was Executive Vice President and Chief Financial Officer at Starbucks Corporation (Nasdaq: SBUX), a global roaster and retailer of specialty coffee. From October 2012 to December 2014, he was Senior Vice President, Corporate Finance at Starbucks, where he also served as Senior Vice President and Global Controller from August 2011 to October 2012. From 2010 to 2011, he was Senior Vice President and CFO of SeaBright Holdings, Inc., a specialty workers’ compensation insurer. From 2008 to 2010, he was Senior Vice President and CFO of the Consumer Bank at JP Morgan Chase & Company (NYSE: JPM), a multinational investment bank and financial services company. Prior to this, Mr. Maw held leadership positions in finance at Washington Mutual, Inc., a former savings and loan bank, from 2003 to 2008 and GE Capital’s life insurance business from 1994 to 2003. Prior to joining GE Capital, Mr. Maw worked in the audit practice of KPMG, a professional services firm, from 1990 to 1994. He currently serves as a member of the Board of Directors of Avista Corporation (NYSE: AVA), an energy company, Chipotle Mexican Grill (NYSE: CMG), a chain of fast casual Mexican restaurants, and Alcon Inc.

(NYSE: ALC), a medical company specializing in eye care products. Mr. Maw holds a Bachelor of Business Administration in Accounting from Gonzaga University. We believe Mr. Maw is qualified to serve on our board of directors due to his experience in executive leadership roles and his financial expertise.
Information About Our Continuing Directors
The following table sets forth, for the remaining members of our board of directors whose terms continue beyond the Annual Meeting, their ages, positions held and length of service as of the date of this Proxy Statement. The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Continuing Directors	Age	Term Expires	Position(s) Held	Director Since
Larry Hilsheimer	64	2023	Director	2020
Daniel Rosenthal	46	2023	Chief Revenue and Operating Officer and Director	2017
Alexander Timm	33	2023	Co-Founder, Chief Executive Officer and Director	2015
Douglas Ulman	44	2023	Director	2016
Elliot Geidt	40	2024	Director	2018
Nick Shalek	38	2024	Director	2017
Beth Birnbaum	49	2024	Director	2022
Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Larry Hilsheimer. Mr. Hilsheimer has served as a member of our board of directors since October 2020. Since May 2014, Mr. Hilsheimer has served as Executive Vice President and Chief Financial Officer of Greif, Inc. (NYSE: GEF), an industrial manufacturing company. From April 2013 to April 2014, Mr. Hilsheimer served as Executive Vice President and Chief Financial Officer of The Scotts Miracle-Gro Company (NYSE: SMG), a multinational supplier of consumer gardening products. From October 2007 to March 2013, Mr. Hilsheimer served in various executive roles with Nationwide Mutual Insurance Company, beginning as EVP/CFO, then to President and Chief Operating Officer of Nationwide Direct and Customer Solutions with responsibility for its direct to consumer sales and service, Nationwide Bank and Nationwide Better Health, before taking on the role of President and Chief Operating Officer of Nationwide Retirement Plans with continuing responsibility for Nationwide Bank. Prior to Nationwide, Mr. Hilsheimer served at Deloitte from 1979 through 2007, as a partner from 1988 through 2007, including as a Vice Chairman from 2005 through 2007. Mr. Hilsheimer is a director and Chairman of the Audit Committee of Installed Building Products, Inc. (NYSE: IBP), an installer of insulation products. Since 2017, Mr. Hilsheimer has served as a director of Root Insurance Company, a subsidiary of the Company, and served as Chairman of its Audit Committee until such committee was dissolved in January 2021. We believe Mr. Hilsheimer is qualified to serve on our board of directors due to his management experience; his experience in the insurance industry, as a chief financial officer, and as an audit committee chairperson; and his existing relationship with the Company.

Daniel Rosenthal. Mr. Rosenthal has served as a member of our board of directors since March 2017 and as our Chief Revenue and Operating Officer since September 2021. He also served as our Chief Financial Officer from November 2019 until April 2022. From August 2009 to December 2018, Mr. Rosenthal co-founded and worked at The Milestone Aviation Group, an aviation financing company acquired by GE Capital (NYSE: GE) in 2015. He served as Chairman, President and Chief Executive Officer from 2016 to 2018, as President from 2009 to 2016 and as a member of the Board of Directors from 2015 to 2018. From January 2018 to December 2018, Mr. Rosenthal also served as the Executive Vice President of Financing and Products at GE Capital Aviation Services, a commercial aviation financing and leasing company. He previously held roles at NetJets Inc., a private aviation services company, and Williams & Connolly LLP, a law firm. In 2018, Mr. Rosenthal served as a member of the Board of Directors of Shannon Engine Support Ltd., an Irish engine leasing company. He holds a Bachelor of Arts in History and International Studies from Yale University and a Juris Doctorate from Duke University School of Law. We believe Mr. Rosenthal is qualified to serve on our board of directors due to his perspective and experience from serving as our Chief Financial Officer and his executive experience at numerous companies.

Alexander Timm. Mr. Timm has served as our Co-Founder and Chief Executive Officer and a member of our board of directors since our founding in March 2015. From August 2011 to March 2015, Mr. Timm served in various management roles at Nationwide Mutual Insurance Company, an insurance and financial services company. Mr. Timm currently serves as a member of the board of directors of GoHealth, Inc. (Nasdaq: GOCO), a digital health insurance marketplace. He holds a Bachelor of Science and Bachelor of Arts in Actuarial Science, Accounting and Mathematics from Drake University. We believe Mr. Timm is qualified to serve on our board of directors due to his perspective and experience as our Co-Founder and Chief Executive Officer, as well as his experience in the insurance industry.

Douglas Ulman. Mr. Ulman has served as a member of our board of directors since December 2016. Since December 2014, Mr. Ulman has served as the Chief Executive Officer of Pelotonia, a nonprofit based in Columbus, Ohio that has raised more than $236 million for cancer research since 2009. A social entrepreneur and brand and community builder, he has also served as a Hauser Fellow at Harvard University Kennedy School Center for Public Leadership. From 2008 to December 2014, he served as the President and Chief Executive Officer of The LIVESTRONG Foundation. Mr. Ulman also serves as a member of the board of several private foundations, including the Ulman Foundation and Walk With a Doc. He holds a Bachelor of Arts from Brown University and completed the Executive Program in Leadership at Stanford University. We believe Mr. Ulman is qualified to serve on our board of directors due to his experience in executive leadership roles.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Elliot Geidt. Mr. Geidt has served as a member of our board of directors since March 2018. Mr. Geidt has been with Redpoint Ventures, a venture capital firm, since 2012 and is a Managing Director. In addition to his role on our board of directors, Mr. Geidt also serves as a director of several private companies. He holds a Bachelor of Arts in Economics from the University of California, Berkeley and a Master of Business Administration from the Stanford University Graduate School of Business. We believe Mr. Geidt is qualified to serve on our board of directors due to his investment experience and his service as a director at numerous companies.

Nicholas Shalek. Mr. Shalek has served as a member of our board of directors since June 2017. Since August 2012, Mr. Shalek has served as a General Partner at Ribbit Capital, a venture capital firm. In addition to his role on our board of directors, Mr. Shalek also serves as a member of the board of several private companies. He holds a Bachelor of Arts in Economics and Political Science from Yale University, a Master of Arts from Stanford University School of Education and a Master of Business Administration from Stanford University Graduate School of Business. We believe Mr. Shalek is qualified to serve on our board of directors due to his experience in the venture capital industry and his experience serving as a director of various private companies.
Beth Birnbaum. Ms. Birnbaum has served on our board of directors since March 2022. She is an experienced board director and product management executive. Most recently, Ms. Birnbaum served as Chief Operating Officer at PlayFab, the backend service platform for gaming acquired by Microsoft (Nasdaq: MSFT) in 2018. Prior to PlayFab, Ms. Birnbaum served in a variety of roles at GrubHub (NYSE: GRUB) from 2011 to 2016, most recently as Senior Vice President of Product. From 2003 to 2011, Ms. Birnbaum served in a variety of roles at Expedia (Nasdaq: EXPE), most recently as Vice President of Product and Connectivity. Ms. Birnbaum currently serves on the Board of Directors of John Wiley & Sons, Inc. (NYSE: JW-A and JW-B). She holds a Bachelor of Arts in Economics and International Studies from Yale University and a Master of Business Administration from INSEAD. We believe Ms. Birnbaum is qualified to serve on our board of directors due to her extensive operating experience in the technology industry, in particular in the areas of product and general management, and her experience as a director of another public company.

Director with Term Expiring at the Annual Meeting

Luis von Ahn. Mr. von Ahn has served as a member of our board of directors since October 2020. Since August 2011, he has served as the Chief Executive Officer and Co-Founder of Duolingo, Inc., a language-learning company. From 2007 to 2009, he served as the Chief Executive Officer of reCAPTCHA, Inc., a fraud detection technology company, until its acquisition by Google, LLC (Nasdaq: GOOGL), a multinational technology company, in 2009. From 2006 to 2012, Mr. von Ahn also served as a professor in the Computer Science department at Carnegie Mellon University. He holds a Bachelor of Science in Mathematics from Duke University and a Ph.D. in Computer Science from Carnegie Mellon University. We believe Mr. von Ahn is qualified to serve on our board of directors due to his technical expertise and experience in executive management roles at several successful technology companies.

Board Diversity Matrix (as of April 28, 2022)

Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity	3	8	—	—

Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	7	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

Our Class A common stock is listed on the Nasdaq Stock Market (“Nasdaq”). Under the Nasdaq listing standards (the “listing standards”), a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, any of his or her family members, Root, our senior management and our independent auditors, our board of directors has affirmatively determined that Larry Hilsheimer, Elliot Geidt, Nancy Kramer, Nick Shalek, Douglas Ulman, Jerri DeVard, Luis von Ahn, Scott Maw and Beth Birnbaum do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards. In addition, Christopher Olsen, who resigned from our board of directors in 2021, was independent during his tenure as a director. In making these determinations, our board of directors considered the applicable listing standards, the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and the transactions described in the section titled “Transactions with Related Persons.” Messrs. Timm and Rosenthal are not independent due to their positions as executive officers of Root. Accordingly, a majority of our directors are independent, as required under applicable listing standards.
Board Leadership Structure
Our board of directors is committed to strong, independent board leadership and believes that objective oversight of management is a critical aspect of effective corporate governance. Accordingly, while Mr. Timm serves as the chairperson, Mr. Hilsheimer currently serves as lead independent director of our board of directors. The primary responsibilities of the lead independent director are to: work with the Chief Executive Officer to develop board meeting schedules and agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board of directors; develop the agenda for and moderate executive sessions of the independent members of the board of directors; preside over board meetings; act as principal liaison between the independent members of the board and the Chief Executive Officer; and convene meetings of the independent directors as appropriate. Accordingly, the lead independent director has substantial ability to shape the work of the board of directors. We believe that having a lead independent director supports the board of directors in its oversight of the business and affairs of Root. In addition, we believe that having a lead independent director creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board of directors to monitor whether management’s actions are in the best interests of Root and its stockholders. As a result, Root believes that having a lead independent director can enhance the effectiveness of the board of directors as a whole.
Role of the Board in Risk Oversight
Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.
While our full board of directors has overall responsibility for risk oversight, it has delegated oversight of certain risks to its committees. Our audit, risk and finance committee monitors our major financial and security risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit, risk and finance committee also monitors compliance with legal and regulatory requirements. Our compensation committee monitors whether any of our compensation programs, policies and practices has the potential to encourage excessive risk-taking. Our nominating and governance committee oversees our major corporate governance risks, including through monitoring the effectiveness of our Corporate Governance Guidelines, and risks related to the Company’s reputation through oversight of sustainability and corporate social responsibility matters.
In connection with its reviews of the operations of our business, the board of directors addresses the primary risks associated with our business including, for example, strategic planning and cybersecurity. Our board of directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. In particular, our board of directors is committed to the prevention, timely detection and mitigation of the effects of cybersecurity threats or incidents on Root.
At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks and financial, tax and audit-related risks. In addition, among other matters, management provides our audit, risk and finance committee periodic reports on our compliance programs and investment policy and practices.
Meetings of the Board of Directors and its Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met six times during our last fiscal year. The audit, risk and finance committee met seven times during our last fiscal year. The compensation committee met six times during our last fiscal year. The nominating and governance committee met four times during our last fiscal year. During our last fiscal year, each director other than Mr. von Ahn attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. Although we do not have a formal policy regarding director attendance at our annual meeting of stockholders, we encourage our directors and nominees for director to attend. Ten of our 11 then-serving directors attended the 2021 Annual Meeting via webcast.
Composition of the Board and its Committees
Our board of directors has established an audit, risk and finance committee, a compensation committee and a nominating and governance committee. Our board of directors has adopted a written charter for each of our standing committees, which are available to stockholders on our investor relations website at ir.joinroot.com.

The following table provides membership information and the total number of meetings for the fiscal year ended December 31, 2021, for each of the standing committees of our board of directors:

Name	Audit, Risk and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee
Alexander Timm
Daniel Rosenthal
Christopher Olsen*			Member
Douglas Ulman			Chair
Elliot Geidt	Member†
Jerri DeVard			Member
Larry Hilsheimer	Chair†
Luis von Ahn		Member
Nancy Kramer		Chair
Nick Shalek		Member
Scott Maw	Member†
Total meetings held in 2021	7	6	4
†    Audit Committee Financial Expert
*    Resigned effective November 18, 2021

Our board of directors has determined that each member of each standing committee meets the applicable Nasdaq listing standards regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Our board of directors may establish other committees from time to time to facilitate the management of our business. In addition to these three standing committees, the board of directors maintains a strategy committee, which meets as necessary to generally oversee our business and marketing strategy. This committee is chaired by Ms. DeVard and met three times in 2021. The board of directors also formed a special committee to oversee the announced Carvana transaction, which was chaired by Mr. Hilsheimer. The committee met one time in 2021 and was dissolved following completion of its responsibilities.

Below is a description of each standing committee of our board of directors.

Audit, Risk and Finance Committee

Our audit, risk and finance committee is comprised of Larry Hilsheimer, Elliot Geidt and Scott Maw. Our board of directors has determined that each member of the audit, risk and finance committee satisfies the independence requirements under the listing standards of Nasdaq Rule 5605(c)(2) and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit, risk and finance committee is Mr. Hilsheimer. Our board of directors has determined that each of Messrs. Hilsheimer, Geidt and Maw is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit, risk and finance committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit, risk and finance committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit, risk and finance committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. Specific responsibilities of our audit, risk and finance committee include:

•overseeing the Company’s accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of the Company’s financial statements;

•managing the selection, engagement terms, fees, qualifications, independence and performance of the registered public accounting firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;
•maintaining and fostering an open avenue of communication with the Company’s management, internal audit group and independent external auditors;
•reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;
•overseeing organization and performance of the Company’s internal audit function and independent external auditors;
•helping the board of directors oversee the Company’s compliance with legal and regulatory requirements;
•overseeing the identification and monitoring of important existing and emerging enterprise risks material to the achievement of our strategic and operational objectives;
•reviewing and approving enterprise risk policies and procedures and determining risk appetite and tolerance limits;
•reviewing and periodically evaluating the effectiveness of management processes and action plans to identify and address enterprise risks and review and approve any reports or disclosures as required by applicable law;
•reviewing the status of any material tax audits and proceedings, our tax strategy and any other material tax matters;
•reviewing and approving or recommending to the board of directors, as appropriate, all material financing plans, including debt or equity issuances, share repurchases or dividends;
•reviewing our policies for investing in marketable securities and monitoring compliance with those policies;
•reviewing the scope of treasury risks;
•reviewing the adequacy of our insurance policies;
•reviewing long-term capital and liquidity polices; and
•providing regular reports and information to the board of directors.

Audit, Risk and Finance Committee Report
The audit, risk and finance committee has reviewed and discussed the audited financial statements and its report on internal control over financial reporting for the fiscal year ended December 31, 2021 with our management. The audit, risk and finance committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit, risk and finance committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit, risk and finance committee concerning independence and has discussed with Deloitte & Touche LLP the accounting firm’s independence. Based on the foregoing, the audit, risk and finance committee has recommended to our board of directors that the audited financial statements and the report on internal control be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC.
Larry Hilsheimer, Chair
Elliot Geidt
Scott Maw

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Root under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our compensation committee is comprised of Nancy Kramer, Nick Shalek, Luis von Ahn and Beth Birnbaum. The chair of our compensation committee is Ms. Kramer. Our board of directors has determined that each member of the compensation committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation programs, policies, and practices and to review and determine the compensation to be paid to our executive officers, non-employee directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•reviewing and approving, or recommending to our board of directors, the compensation of our Chief Executive Officer and other executive officers;
•reviewing and approving, or recommending to our board of directors, the compensation of our non-employee directors;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy; and
•monitoring and discussing with management any transactions involving the pledge of our common stock as collateral pursuant to a loan agreement.

Compensation Committee Processes and Procedures
The compensation committee will generally meet quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is developed by the chair of the compensation committee, in consultation with management. The compensation committee also meets in executive session without the presence of management. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Root. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive officer and non-employee director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Generally, the compensation committee’s process for determining executive compensation is comprised of two related elements: (i) the determination of compensation levels and (ii) the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The compensation committee considers the results of our Chief Executive Officer’s performance evaluation performed by the board of directors, and the compensation committee determines any adjustments to his compensation as well as equity awards to be granted. For all executive officers and non-employee directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and, if applicable, recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation

Ms. Kramer (Chair) and Messrs. Shalek and von Ahn served on our compensation committee during 2021. The board of directors determined that each member qualified as independent. No member of the compensation committee in 2021 was at any time during 2021 or at any other time an officer or employee of ours. No committee member had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. During 2021, none of our executive officers served as a member on the board of directors or compensation committee of any other for-profit entity that has an executive officer serving as a member of our compensation committee or board of directors.

Compensation Committee Report
The compensation committee of the board of directors oversees Root’s compensation programs on behalf of the board of directors. The compensation committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement.

The compensation committee recommended to the board of directors that the compensation discussion and analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021.

This report is provided by the following independent directors who constitute the compensation committee:

Nancy Kramer, Chair
Beth Birnbaum
Luis Von Ahn
Nick Shalek

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Root under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Communication with Compensation Committee Members

We believe constructive dialogue with our stockholders provides meaningful feedback about specific named executive officer compensation practices and programs and encourage stockholders to communicate directly with both management of the Company and the compensation committee about named executive officer compensation. Stockholders may contact the compensation committee chair to provide input on named executive officer compensation matters at any time by email at: proxy@joinroot.com.

Nominating and Governance Committee

Our nominating and governance committee is comprised of Douglas Ulman and Jerri DeVard. The chair of our nominating and governance committee is Mr. Ulman. Our board of directors has determined that each member of the nominating and governance committee is independent under the listing standards of Nasdaq.
Specific responsibilities of our nominating and governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters;
•overseeing periodic evaluations of the board of director’s performance, including committees of the board of directors and approving the retention of director search firms; and
•overseeing and providing input to management on our risks, policies, strategies and programs related to matters of sustainability, corporate social responsibility and governance.
The nominating and governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The nominating and governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Root and the long-term interests of our stockholders. In conducting this assessment, the nominating and governance committee typically considers diversity (including gender, racial and ethnic diversity), skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the nominating and governance committee reviews these directors’ overall service to Root during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and governance committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of potential candidates after considering the function and needs of our board of directors. Our nominating and governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.
Our nominating and governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our nominating and governance committee at 80 E. Rich Street, Suite 500, Columbus, Ohio 43215, Attention: Secretary, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the Annual Meeting.
Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, details of the proposed candidate’s ownership of our capital stock, a description of the proposed candidate’s business experience for at least the last five years and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.
If, rather than submitting a candidate to the nominating and governance committee for consideration, you wish to formally nominate a director pursuant to proxy materials that you will prepare and file with the SEC, please see the deadline described in “When are stockholder proposals due for next year’s annual meeting?” above and refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Evaluating Board and Committee Effectiveness

Our nominating and governance committee oversees the board of directors and committee self-evaluation process that involves the opportunity for each member of the board of directors to complete detailed surveys designed to assess the effectiveness of the board of directors as a whole and, separately, each of its committees. The surveys seek feedback on board of directors and committee composition and organization, the frequency and content of board of directors and committee meetings, the quality of management presentations to the board of directors and its committees, the board of director’s relationship to senior management, and the performance of the board of directors and its committees in light of the responsibilities of each body established in our Corporate Governance Guidelines and the respective committee charters. Our board of directors and each of its standing committees performed a facilitated self-evaluation in 2021 and met to review and discuss the results. Our nominating and governance committee views this process, which combines the opportunity for each director to individually reflect on board of directors and committee effectiveness with a collaborative discussion on performance, as providing a meaningful assessment tool and a forum for discussing areas for improvement.

Stockholder Communications with the Board of Directors

Our board of directors has adopted a formal process by which stockholders may communicate with the board of directors or any of its directors. Stockholders wishing to communicate with the board of directors or an individual director may send a written communication c/o Root, Inc., 80 E. Rich Street, Suite 500, Columbus, Ohio 43215, Attention: Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party. Each communication will be reviewed by the Secretary to determine whether it is appropriate for presentation to the board of directors or such director. Examples of inappropriate communications include product complaints, product inquiries, new product suggestions, resumes or job inquiries, surveys, solicitations or advertisements or hostile communications.
Communications determined by the Secretary to be appropriate for presentation to the board of directors or such director will be submitted to the board of directors or such director on a periodic basis. Communications determined by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.
Code of Business Conduct and Ethics
Our board of directors has adopted the Root, Inc. Code of Business Conduct and Ethics that applies to all officers, non-employee directors and employees. The Code of Business Conduct and Ethics is available on our website at ir.joinroot.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or non-employee director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
Our board of directors has adopted the Root, Inc. Corporate Governance Guidelines for the conduct and operation of the board of directors in order to give directors a framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation, management succession planning and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at ir.joinroot.com.
Prohibition on Hedging, Short Sales and Pledging
Our board of directors has adopted an insider trading policy, which prohibits hedging or monetization transactions with respect to our Class A common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our Class A common stock, which include publicly traded call and put options, engaging in short selling of our Class A common stock, purchasing our Class A common stock on margin or holding it in a margin account and, except by our non-employee directors and our executive officers with the prior approval of our Chief Financial Officer (“CFO”) and General Counsel, pledging our shares as collateral for a loan. None of our executive officers or non-employee directors have pledged our equity securities as of the date hereof.

Sustainability at Root

Our Company is founded on a core set of values — be curious and push boundaries, be courageous and build trust and be focused and deliver impact. As set out in more detail in our Corporate Social Responsibility Statement, the Root mission is to unbreak the insurance industry and create positive and impactful change. This is more than a commitment to our customers, it’s a mission for our communities, team members, and planet.

Our board of directors is committed to overseeing our efforts to integrate environmental, social and governance (“ESG”) principles and practices throughout the organization. The nominating and governance committee has been delegated with overseeing and providing input to management on our risks, policies, strategies and programs related to matters of sustainability, corporate responsibility and governance, and it receives frequent updates on these matters.

Commitment to Progress. We support bold progress and the power of change through our products, partnerships, and our ongoing efforts to make the roads fairer and safer for everyone.

Commitment to Our Customers. We use telematics to offer drivers fair rates based primarily on how they drive. As set forth in greater detail below, we understand the importance of protecting customers’ personal information and take this mission very seriously. We do not sell our customers’ personally identifiable data and protect sensitive information. We safeguard our Company’s security through comprehensive and ongoing IT training, transparency and documentation. We maintain a vulnerability disclosure policy, which includes a safe harbor, to encourage external security researchers to notify us of any potential security threats they uncover.

Commitment to Our Communities. Root was founded on the belief that the services people need for everyday life should serve them better. We believe we have the same obligation to serve our communities better in ways that make a positive impact and improve our customers’ and team members’ lives.

Commitment to Our Environment. We recognize that protecting our customers means protecting the planet we all call home. From our efforts around energy consumption, resource and waste management, to public transportation incentives — often shepherded through our ReRoot employee resource group — we are engaging team members in a partnership to increase organizational and individual responsibility and work toward a more sustainable future for all. As we evolve our environmental program, we look forward to sharing our learnings and progress.

Commitment to Our Team Members. Our values are reflected in everything we do, from our Code of Conduct to our company policies and initiatives around diversity and inclusion, executive visibility, talent acquisition and development, feedback and transparency, and team member wellness, education, and resources. Our values form the basis for our People strategy, which is to give employees voice and choice, build leadership capability to ensure our leaders serve as trusted advisors and the source of truth for our employees, and create a sense of belonging for employees at all levels. These three pillars underscore each step on the employee lifecycle from attraction, to hire, to onboard, and through growth and development. We continue to engage with former employees as alumni.

Our employee engagement continues with employee surveys and feedback opportunities to create action plans to address needs. Employees provide their perspectives on everything from facilities, to communication vehicles, to development approaches, to change management strategies, and on many other subjects. We conduct quarterly employee engagement surveys and create action plans to ensure we maximize our strengths and address gaps surfaced through these tools.

In addition, we are continually revising our performance development processes to ensure that employees receive timely and actionable feedback and can improve their performance and voice their career aspirations. We are driving to build a more inclusive learning environment where employees can participate in a variety of learning programs offered through our employee assistance program, digital learning platform and in-person classes. We look forward to formalizing our feedback and learning systems in the coming months and years to continue our focus on building world-class enterprise learning programs.

We seek to provide competitive pay and benefits through a combination of fixed and variable compensation programs. We have set salary ranges, based on our defined competitive markets, and annual short- and long-term incentives aligned to each of our positions as we believe are appropriate.

Our executive officers and senior leadership roles, along with several identified roles throughout the business, participate in a long-term, equity-based incentive program, which we believe strongly supports a long-term view and pay for performance that is aligned with our stockholders.

Our employee benefits platform is reviewed annually to offer benefits competitive with our market and designed to meet the needs of our people and their families. We invest in the emotional and physical wellbeing of our employees and their families through our benefits programs. Our benefit offering covers medical, dental, vision, and prescription drug benefits, along with a robust employee assistance program, life insurance, short- and long-term disability, paid time off and paid parental leave. Our move to a “work where it works best” culture allows for tremendous employee flexibility for employees to manage their lives in the ways that they want while also meeting their performance objectives at work.

Information Security and Privacy

Our board of directors, through its audit, risk and finance committee, oversees the design and implementation of an Information Security Program to protect the confidentiality, integrity, and availability of our information systems and data (including nonpublic information in our possession, custody, or control), as well as ensure compliance with privacy and information security program requirements for insurers as set forth in applicable state laws and regulations.

Senior members of our Information Security and Internal Audit functions provide detailed, regular reports on information security and privacy matters (including annual assessments conducted by third parties) to the audit, risk and finance committee, which oversees controls for Root’s major risk exposures and principally oversees cybersecurity risk. These assessments identify any necessary changes to the design and implementation of the Information Security Program to appropriately mitigate identified risks. Where appropriate, we leverage the National Institute of Standards and Technology’s (NIST) approach to managing information security related risks defined in the NIST Cybersecurity Framework.

The board of directors, or its delegate, is required to receive an annual report of the Information Security Program. The topics covered by these reports include overall status and compliance, any material matters, recommendations for changes to the Information Security Program, results from risk assessments and other testing, any security events and management responses to the same. The Chief Information Security Officer leads day-to-day management of our Information Security program. The Information Security group is responsible for selecting and scheduling security and privacy-related training. All of our employees participate in required information security and privacy trainings on a monthly basis. The Incident Response team, led by our General Counsel, escalates material information security incidents to our executive officers and the board of directors.

Belonging at Root

We are committed to respecting, leveraging, and rewarding the unique views and contributions of all team members by increasing diversity while building and sustaining a culture of inclusivity and belonging — creating a Root that empowers all employees to be unapologetic about who they are while they connect, create, and innovate. Establishing and maintaining a culture of belonging requires a shift in leadership behaviors and cultural attributes. As we move to a more distributed workforce as a result of our “work where it works best” approach, we plan to focus our behaviors on those that are pointed toward driving empathy and trust across our workforce to demonstrate a sense of caring for ourselves, our people and our business. Empathy and trust, along with voice and choice, are the cornerstones of our culture of belonging. We are evolving in our approach to a more integrated strategy focused on attracting talent, retaining talent and serving in our communities. Our board of directors continues to be actively involved in this process, prioritizing representation at all levels in the company and overseeing our belonging efforts at the full board level. Our Chief Diversity & Belonging Officer leads our diversity, equity and inclusion efforts.

We promote a culture of diversity, equity and inclusion through, for example, Employee Resource Groups, (“ERGs”). We currently have six ERGs — employees who regularly meet to share like experiences, serve as connectors and support each other as they move forward in their careers and lives more broadly:

•Pride 365: Celebrating everything LGBTQ+ at Root and in our communities;
•ReRoot: Rethinking what going green means at Root by being more sustainable and environmentally conscientious;
•Tribe: Cultivating a professional, healthy, and supportive environment while amplifying Black voices at Root;

•Root Ability and Allies: Resource-sharing, celebrating wins, and cultivating a community of support at Root for our team members with disabilities and their allies;
•Vets: Paying tribute to our military community and those interested in celebrating military service; and
•Women @ Root: Creating a culture and company that empower women and allies to do their best work.

Meeting Our Employees Needs While Responding to COVID-19 Demands. During the past two years, we have made some fundamental changes as a result of the COVID-19 pandemic. For the health and safety of our employees, we quickly moved as many people as possible to work from home in the early stages. As the pandemic evolved and we understood more about the evolving needs of our employees, we surveyed employees and moved to an ongoing “work where it works best” working environment. In this scenario, we allow employees to tell us where they would like to work — in an office, or outside an office anywhere in the continental United States. This choice allows us to help employees manage their health and the health of their family members, provides them with flexibility to live where they would like, changes our geographic footprint, and empowers our leaders to be creative in finding solutions that are mutually beneficial for our employees, customers and stockholders.

Code of Conduct and Company Values. In addition to applicable laws and regulations, our Code of Conduct, which has been adopted by our board of directors and is reviewed annually by the board of directors, Company values and policies, provide the grounding for our ethical framework. Employees are encouraged to report any unusual behavior or any non-compliant activities through a variety of vehicles to include our anonymous reporting system. On an annual basis, we provide ethics training to, and require acknowledgement of our Code of Conduct by, every employee. We strive to ensure our new employees know how and what to report and are encouraged through our values to challenge us and be courageous. We have an open-door policy that empowers employees to reach out to leaders, our People team, our compliance and/or internal audit teams to ensure that their concerns are heard and addressed.

Human Rights Policy. Our commitment to human rights is set forth in our Human Rights Policy. Our policy describes our commitment to respect the human, cultural and legal rights of all individuals regardless of race, color, age, gender, sexual orientation, gender identity, ethnicity, disability, genetic information, religion, national origin, ancestry, veteran status, marital status, or any other characteristic protected by law in the applicable jurisdiction, and promotes the goals and principles of the United Nations Universal Declaration of Human Rights. Our Human Rights Policy describes in more detail the particular commitments we have made in this area.

Supplier Code of Conduct. Our Supplier Code of Conduct sets forth certain minimum standards that we require of our suppliers, vendors, and contractors who provide third-party goods and services to Root. Our Supplier Code of Conduct emphasizes our expectations in the areas set out below, among others:

•Anti-discrimination and diversity
•Corruption and bribery
•Privacy
•Anti-money laundering and anti-terrorism
•Health and safety
•Fair treatment of employees
•Conflicts of interest
•Illegal, fraudulent and dishonest acts
•Child and forced labor

Where to find more information. The governance documents, policies and other key disclosures can be found under “Governance” and “Documents & Charters” on our website at ir.joinroot.com.

Governance Documents •Amended and Restated Certificate of Incorporation •Corporate Governance Guidelines •Amended and Restated Bylaws	Committee Charters •Audit, Risk and Finance Committee •Compensation Committee •Nominating and Governance Committee	Policies •Code of Business Conduct and Ethics •Corporate Social Responsibility Statement •Human Rights Policy •Supplier Code of Conduct

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

In February 2021, our board of directors adopted a non-employee director compensation policy (the “2021 Policy”) that was designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the 2021 Policy, each director who was not an employee of Root was eligible to receive the following annual cash retainers for their service, effective January 1, 2021:
	Member ($)	Chair ($)(1)
Board of Directors	50,000	20,000	(2)
Audit, Risk and Finance Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Governance Committee	5,000	10,000
Strategy Committee	5,000	10,000
(1) Amounts listed in this column are paid in addition to amounts received for board member and applicable committee member service.
(2) An additional annual retainer of $20,000 is also provided to our lead independent director.
The cash compensation described above is payable to our eligible non-employee directors in equal quarterly installments, prorated for any partial month of service. Non-employee directors also receive reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.
Each non-employee director could elect to receive either 50% or 100% of his or her annual cash compensation under the 2021 Policy in the form of our Class A common stock, granted as fully vested restricted stock unit awards. In the event of a 50% election, the director would receive restricted stock unit awards equal in value to 110% of the applicable annual cash retainer; in the event of a 100% election, the director would receive restricted stock unit awards equal in value to 120% of the applicable annual cash retainer. Each such election must be made no later than prior to the calendar year to which the election applies, and each such award will be granted on the date the corresponding cash retainer would have been paid to the electing director.
Any non-employee director who joined our board of directors would have been automatically, upon the date of his or her initial election or appointment to be a non-employee director, granted a one-time restricted stock unit award (an “Initial Grant”) equal in value to approximately $150,000, vesting in three annual installments over a three-year period following the grant date. Under the non-employee director compensation policy adopted by our board of directors in February 2022 (the “2022 Policy”), the amount of the Initial Grant has been increased to $175,000, prorated from the date of election to the date of the next annual meeting, and vesting in full on the date of the next annual meeting.
In addition, on the date of each annual meeting of our stockholders, each person who was then a non-employee director, and who was not as of such date the holder of a stock option award, restricted stock unit award or other equity award with respect to our Class A common stock, in each case that was unvested in whole or in part as of the date of such annual meeting, was automatically granted a restricted stock unit award (an “Annual Grant”) equal in value to approximately $150,000. Under the 2022 Policy, each non-employee director will automatically be granted an Annual Grant equal in value to approximately $175,000. Each Annual Grant will vest on the date of the following year’s annual meeting of stockholders, or on the day prior if such director is not re-elected or does not stand for re-election, subject to the non-employee director’s continuous service through such date.
The value of each restricted stock unit award granted under the 2021 Policy (including those described above) was based on the unweighted average closing price of a share of our Class A common stock over the 30-consecutive-trading-day period immediately preceding the date that was five trading days prior to the date of grant of such award. The value of each restricted stock unit award granted under the 2022 Policy will be determined in the same manner.
Each Annual Grant held by a non-employee director who remains in service until immediately prior to a “change in control” (as defined in our 2020 Equity Incentive Plan (the “2020 Plan”)) of Root will become fully vested as of immediately prior to the closing of such change in control.

Prior to approval of the 2021 Policy, four newly elected members of the board of directors were to receive an initial restricted stock unit award equal in value to $900,000, vesting quarterly over four years. The initial grant of 37,500 restricted stock units granted to each such director had a grant date value of $858,375, resulting in a shortfall of $41,625 from the intended $900,000. On June 30, 2021, the compensation committee granted to each such director a restricted stock unit award valued at $41,625 with the same vesting schedule as the original award. In addition, the same four directors received a special transitional grant of an option to purchase 4,652 shares of our Class A common stock in light of the lost upside value of the shares presumed to be liquidated to satisfy the associated tax liability arising upon the quarterly vesting of his or her original restricted stock unit award due to the unavailability of an option to defer payout of a vested restricted stock unit award. In addition, Mr. Ulman was granted an additional restricted stock unit award valued at $98,592, representing an annual grant of $150,000, pro-rated from the time of the full vesting of stock options received upon his election to our board of directors in 2016, through the date of the 2021 Annual Meeting.

The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, may not exceed (1) $650,000 in total value or (2) if such non-employee director is first appointed or elected to our board of directors during such calendar year, $900,000 in total value.

Notwithstanding the 2021 Policy and the 2022 Policy, our board of directors or the compensation committee may make supplemental grants to our non-employee directors in its discretion (subject to the limits described in the preceding paragraph).

2021 Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the board of directors by our non-employee directors during the year ended December 31, 2021. The compensation for Messrs. Timm and Rosenthal, who serve as named executive officers and employee directors, is set forth below under “—2021 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	All Other Compensation ($)	Total ($)
Christopher Olsen(3)	48,503	172,930	—	6,350	227,783
Douglas Ulman	65,000	271,522	—	—	336,522
Elliot Geidt	—	—	—	—	—
Jerri DeVard	70,000	41,625	17,631	—	129,256
Larry Hilsheimer	126,000	41,625	17,631	—	185,256
Luis von Ahn	57,500	41,625	17,631	—	116,756
Nancy Kramer	77,500	—	—	—	77,500
Nick Shalek	—	—	—	—	—
Scott Maw	60,000	41,625	17,631	—	119,256
(1)The amounts reported in this column reflect the aggregate grant date fair value of the option awards or stock awards, as applicable, granted to our non-employee directors as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”). See Note 11 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, for a discussion of the assumptions made in determining the aggregate grant date fair value of our option awards and stock awards. Note that the amounts reported in this column reflect the accounting cost for these awards, and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the awards, the exercise of the awards (as applicable) or the sale of the Class A common stock underlying such awards. These awards were granted pursuant to our non-employee director compensation policy that was in effect as of January 1, 2021.
(2)The following table provides information regarding the aggregate number of shares of our Class A common stock or Class B common stock that were subject to the equity awards granted to our non-employee directors that were outstanding as of December 31, 2021:

Name	Stock Awards Outstanding at Year-End (#)	Option Awards Outstanding at Year-End (#)
Christopher Olsen(3)	—	—
Douglas Ulman	24,402	—
Elliot Geidt	—	—
Jerri DeVard	31,011	4,652
Larry Hilsheimer	31,011	4,652
Luis von Ahn	31,011	4,652
Nancy Kramer	—	75,000
Nick Shalek	—	—
Scott Maw	31,011	4,652
(3) Mr. Olsen resigned from our board of directors effective November 18, 2021. The restricted stock unit awards granted in 2021 to Mr. Olsen were forfeited upon his resignation. The amount included in the column “All Other Compensation” reflects the amount paid by the Company to Mr. Olsen’s accountant for the preparation of personal financial statements required by the Company’s domestic insurance regulator.

PROPOSAL 2

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit, risk and finance committee of our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit, risk and finance committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit, risk and finance committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit, risk and finance committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Root and our stockholders.
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Deloitte & Touche LLP for the periods set forth below.

	Fiscal Year Ended
	2021	2020
Audit Fees(1)	$1,203,008	$757,410
Audit-Related Fees(2)	15,000	209,691
Tax Fees(3)	164,073	68,509
All Other Fees(4)	4,074	1,895
Total Fees	$1,386,155	$1,037,505
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements and audit services that are normally provided by independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-related fees consist of fees for professional services that are reasonably related to performance of the audit or review of our financial statements and provided in connection with our initial public offering incurred during the fiscal year ended December 31, 2020, including issuance of comfort letters and review of documents filed with the SEC.
(3)Tax fees consist of fees paid for professional services rendered for assistance with federal, state, local and international tax compliance, tax planning and tax advice.
(4)All other fees consist of a software license fees.
All fees described above were pre-approved by the audit, risk and finance committee.
Pre-Approval Policies and Procedures
The audit, risk and finance committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us before the engagement begins. Pre-approval may be given as part of our audit, risk and finance committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE OFFICERS
The following table sets forth, for our executive officers, their ages and position held with us as of the date of this Proxy Statement:

Name	Age	Principal Position
Alexander Timm	33	Co-Founder, Chief Executive Officer and Director
Daniel Rosenthal	46	Chief Revenue and Operating Officer and Director
Matt Bonakdarpour	35	Chief Technology Officer
Robert Bateman	55	Chief Financial Officer
Biographical information for Alexander Timm and Daniel Rosenthal is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Matt Bonakdarpour. Mr. Bonakdarpour has served as our Chief Technology Officer since February 2022. Prior to that, he was our Chief Data Science and Analytics Officer beginning in July 2021, and our Vice President of Data Science beginning in July 2018. Mr. Bonakdarpour was a visiting scholar at Yale University from September 2017 until March 2019 and a research assistant at the University of Chicago from September 2014 until March 2019.
Robert Bateman. Mr. Bateman has served as our Chief Financial Officer since April 2022. Prior to that, he was President and Chief Financial Officer of Ategrity Specialty Insurance Company, an excess and surplus lines carrier, since September 2020, Chief Financial Officer and Treasurer of Amerisure Insurance Company, a commercial lines carrier, from April 2019 until November 2019, and Executive Vice President and Chief Financial Officer of Infinity Property & Casualty Corporation, a specialty auto carrier, from October 2015 until March 2019.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Root is a technology company revolutionizing personal insurance with a pricing model based upon fairness and a modern customer experience. Through data and technology, we base rates primarily on how people actually drive. The result is a more fair, more personal, and much simpler experience, all through our app. With the addition of renters and homeowners insurance, we provide the convenience of bundling in the app for seamless, affordable coverage. Our drive to revolutionize a multi-billion-dollar industry has also extended into Root Enterprise. We’re using our telematics-based solutions to offer carriers and fleet management more accurate pricing models and risk assessment.

With its technology forward products, Root is fundamentally changing an industry, for companies and for individuals, for the better.

This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs with respect to the following executive officers, who we will refer to throughout as our “named executive officers.”

Our named executive officers for 2021 consisted of the following (current titles included below):
•Alex Timm, Co-Founder & Chief Executive Officer (our “CEO”);
•Daniel Rosenthal, Chief Revenue & Operating Officer;
•Hemal Shah, Former Chief Product Officer;
•Anirban Kundu, Former Chief Technology Officer; and
•Daniel Manges, Former Chief Technology Officer & Co-Founder

Mr. Rosenthal also served as our Chief Financial Officer (“CFO”) during all of 2021. Mr. Manges resigned from his position as our Chief Technology Officer effective June 21, 2021, but remained an employee of the Company until July 2, 2021, and thereafter, a consultant to the Company in an advisory role through December 31, 2021. Mr. Kundu joined the Company as our Chief Technology Officer in June 2021 and resigned from this position and left the Company effective October 29, 2021. Mr. Shah resigned from his position as our Chief Product Officer and left the Company effective March 15, 2022.

2021 Company Performance

2021 was a challenging year for the insurtech industry as inflationary pressures led to rapidly accelerating loss trends. We experienced challenges in loss ratio and the cost of certain performance marketing channels similar to others in the industry. Post-COVID-19 vaccination availability to the general public brought large environmental factors, including increased claims frequency.

Despite the challenges of our new environment, Root’s technology has enabled us to not only recognize these trends early, but also to take swift action to proactively address these environmental pressures. Root accomplished many initiatives intended to position us for growth in the future, such as cutting run-rate fixed expenses by approximately $48 million annually from peak 2021 levels, and reducing marketing expenses by 62% in the fourth quarter of 2021. We diversified our distribution channels through the growth of our partnership channel, bringing the ease of use of our technology to the independent agency channel and decreasing our reliance on performance marketing. We also developed an embedded product to power our exclusive partnership with Carvana, which partnership was announced in August 2021.

Our incentive compensation programs were directly impacted by Root’s 2021 performance. Our annual cash incentive compensation program was funded at 65% for 2021, but at his request, our CEO did not receive an annual cash incentive award payment for 2021. Current long-term incentive compensation award values are also below the intended grant values for each award.

Executive Compensation Philosophy

Our executive compensation program reflects our mission to provide fair, personal, and simpler programs with a goal to recruit and retain those with the ability to accomplish Root’s revolutionary work. As a result of Root’s initial public offering in October 2020, we reviewed the compensation of our leadership to help ensure it was in general alignment with that provided by public company peers. We also reviewed our executive compensation program against Root’s financial and strategic initiatives to consider the extent to which they help: (1) position Root to build world class technology and address long-standing inefficiency and bias in the auto insurance industry; (2) provide a great customer experience at all touchpoints; and (3) deliver long-term value to our stockholders through strong underwriting results and prudent capital management.

Executive Compensation Policies and Practices
Our compensation committee reviews our executive compensation program on at least an annual basis to help ensure consistency with our short-term and long-term goals. Root seeks to achieve this consistency using several compensation-related policies and practices.

•Independent Compensation Committee. Our compensation committee is comprised of independent directors.
•Independent Compensation Consultant. Our compensation committee has engaged an independent compensation consultant that performs no other services for Root.
•Compensation At-Risk. In order to align the interests of our named executive officers with those of our stockholders, a significant portion of our named executive officer compensation is equity-based and “at risk,” subject to Company performance.
•Multi-Year Vesting Requirements. The equity awards granted to our named executive officers generally vest over multi-year periods.
•Succession Planning. The compensation committee frequently reviews succession plans for key positions.
•Reward Performance Over Multiple Time Horizons. Our compensation program is structured to encourage our named executive officers to deliver strong results over the short term, while making decisions that create sustained value over time for our stockholders.
•Broad-Based Health, Welfare, and Retirement Benefits. Our named executive officers participate in the same broad-based Company-sponsored health, welfare, and Root Retirement 401(k) Plan as our other full-time employees.
•No Perquisites and Personal Benefits: We do not provide any perquisites or other personal benefits to our named executive officers.
•Prohibit Hedging of our Equity Securities. We prohibit our employees, including our named executive officers and the non-employee members of our board of directors from hedging our equity securities or purchasing our equity securities on margin or holding them in a margin account. Pledging our shares as collateral for a loan is also prohibited except by our non-employee directors and our executive officers with the prior approval of our CFO and General Counsel. None of our executive officers or non-employee directors have pledged our equity securities as of the date hereof.
•Have Not Repriced our Stock Options.

Compensation Decision Making Process:
Role of the Compensation Committee: The compensation committee oversees our executive compensation program policies, plans, and practices. The compensation committee regularly meets with and without management present and has the final authority to determine compensation programs, policies, and amounts to be paid to our named executive officers. Typically, early in each year, the compensation committee will approve annual cash incentive award payouts, long-term incentive compensation awards, and any adjustments to base salary or target annual cash incentive award opportunities.

Role of Management: Our CEO and Chief People and Organizational Effectiveness Officer regularly attend compensation committee meetings to provide analysis and recommendations regarding our executive compensation program. Our CEO will provide recommendations to the compensation committee regarding the compensation for his direct reports in his role as their manager. Our CEO is not present at the compensation committee meetings when his compensation is discussed and determined.

Role of the Compensation Consultant: During 2021, Mercer served as the compensation committee’s consultant through April 2021. In April 2021, the compensation committee retained Compensia, Inc., a national compensation consulting firm, to serve as its compensation consultant to provide support with respect to the oversight of our executive compensation program. The compensation consultant regularly attends compensation committee meetings, both with and without management present. The compensation committee will occasionally request reviews of market trends for plan design and comparative compensation information to assist with its decision-making process. The compensation consultant will provide advice but does not make decisions relating to the amount or design of our compensation program for our named executive officers.

In 2021, the compensation committee assessed Compensia’s independence and, after considering and assessing all relevant factors (including those required by the SEC and Nasdaq) that could give rise to a potential conflict of interest, concluded that Compensia’s work performed during 2021 did not raise any conflicts of interest.

Comparative Compensation Information: The compensation committee used a compensation peer group as a reference to assess competitive market practices and to evaluate compensation levels for our named executive officers and non-employee directors when determining 2021 compensation for our named executive officers and when it approved the 2021 non-employee director compensation policy. When developing the peer group, the compensation committee considered selection criteria, including, ownership structure, headquarter country location, industry and market capitalization, and other criteria specific to Root, such as headcount and recent completion of an initial public offering. As 2021 was our first full year as a publicly traded company, the prior peer group used by the Company, which was prepared by Mercer and comprised of 42 companies, was reviewed by management and its advisor against the selection criteria listed above and reduced to 19 companies. The 19 companies comprising our compensation peer group for 2021 were as follows:

Anaplan Assurant Bill.com Holdings BlackLine Chegg	Cornerstone OnDemand Elastic N.V. Kemper Kinsale Capital Group Medallia	Momentive Global nCino PagerDuty Q2 Holdings Qualysis	RLI SelectQuote Smartsheet Trupanion

The compensation committee intends to review the peer group each year and make adjustments to its composition as necessary to ensure that its constituent members are comparable to Root.

Key 2021 Compensation Program Elements

Our executive compensation program consists of three primary elements — base salary, an annual cash incentive award opportunity and long-term incentive compensation in the form of equity awards. A substantial portion of the target annual total direct compensation for our named executive officers is “at risk.”

2021 Base Salary
Base salary represents the fixed portion of the target annual total direct compensation of our named executive officers. The base salary is intended to be market competitive, but also is intended to generally reflect the named executive officer’s scope of responsibilities, experience, and performance over time. For 2021, as part of its compensation review, the compensation committee reviewed the 2020 base salaries of our named executive officers in light of our October 2020 initial public offering, considering a market analysis prepared by Compensia (consisting of data for our CEO and CFO provided by management and its advisor and data for our other named executive officers from its proprietary database (the “Market Data”)) and set base salaries at levels consistent with the market and reflecting the scope of each named executive officer’s role in the new public company environment. Based on this action, our named executive officers’ annual base salaries were increased effective February 1, 2021 (with the exception of Mr. Kundu), as set forth in the following table:

	2020 Base Salary	2021 Base Salary
A. Timm	$600,000	$750,000
D. Rosenthal	$475,000	$500,000
H. Shah	$255,300	$400,000
D. Manges(1)	$375,000	$500,000
(1) Mr. Manges resigned as our Chief Technology Officer effective June 21, 2021.

In connection with his appointment as our Chief Technology Officer in June 2021, the compensation committee approved an annual base salary of $500,000 for Mr. Kundu.

2021 Annual Cash Incentive Awards
Our named executive officers participate in our annual cash incentive award program which is intended to motivate achievement of Root’s annual financial and operating goals. For 2021, as part of its annual review of our executive compensation program, the compensation committee approved the Root, Inc. 2021 Performance Bonus Plan (the “2021 Bonus Plan”). Our compensation committee sets performance metrics and targets for the annual cash incentive award program that align with the achievement of our financial and operational goals, with above-target payouts designed for exceeding the goals and below-target payouts, or no payouts, designed for not meeting the goals. The goal setting process includes many factors, including a qualitative review of our competitive landscape, market trends, regulatory considerations, and the then-current economic environment. Annual cash incentive award program funding is established based on our actual achievement versus the pre-established goals. Individual performance is considered when determining the final annual cash incentive award payout for each named executive officer.

Target Annual Cash Incentive Award Opportunities
Each participant in the 2021 Bonus Plan, including each of the named executive officers, was eligible to receive a target annual cash incentive award opportunity, expressed as a percentage of his or her annual base salary. As part of its compensation review, the compensation committee reviewed the target annual cash incentive award opportunities of our named executive officers, taking into consideration the Market Data and other market data prepared by management. Based on this review, the compensation committee determined to increase the target annual incentive award opportunities for some of our named executive officers in order to align their targets more closely with those offered by companies in our compensation peer group, and to take into consideration each named executive officer’s role in the new public company environment. The 2021 target annual cash incentive award opportunities of our named executive officers under the 2021 Bonus Plan are set forth in the following table:

	2020 Target Annual Incentive Opportunity as % of Base Salary	2021 Target Annual Incentive Opportunity as % of Base Salary
A. Timm	125%	150%
D. Rosenthal	100%	125%
H. Shah	75%	100%
D. Manges(1)	75%	125%
(1) Mr. Manges resigned as our Chief Technology Officer effective June 21, 2021.

In connection with his appointment as our Chief Technology Officer in June 2021, the compensation committee approved a target annual cash incentive award opportunity of 60% of his annual base salary for Mr. Kundu.

2021 Annual Cash Incentive Performance Award Measures
The compensation committee identified growth and profitability as the two Company-wide measures to assess achievement of 2021 priorities and pre-established growth and profitability goals. Under the 2021 Bonus Plan, our named executive officers had the opportunity to achieve up to 200% of their target annual cash incentive award opportunity payout based on our actual achievement compared to the pre-established targets for these performance measures. Additionally, the annual cash incentive award opportunity included an individual performance adjustment feature that itself could be achieved on a scale from 0% (minimum) to 150% (maximum). To determine the final annual cash incentive award payout under the individual performance adjustment feature, the individual performance achievement percentage of each named executive officer was multiplied by the performance result for the pre-established growth and profitability goals (such that the final annual cash incentive award payout could be earned from 0% to 300% of the target annual cash incentive award opportunity).

In approving the 2021 Bonus Plan, the compensation committee established full-year goals for our growth and profitability measures. We used direct written premiums and direct earned premiums as our growth measures, and direct contribution margin as our profitability measure. During the first half of 2021, however, Root experienced many unforeseen market-related events which rendered the likelihood of meeting the target levels for these performance measures impractical, if not impossible. These events, including unanticipated increased cost and competition in the performance marketing channel, increased claims frequency, and higher than anticipated levels of inflation, which drove higher used car prices, impacted our loss results. As a result of these unforeseen events, the compensation committee revisited and revised the target level for the 2021 Bonus Plan performance measures by assigning the original performance goals for the first half of the year, and determining lower performance goals for the second half of the year for the growth and profitability measures. To determine the final annual cash incentive award payouts based on 2021 results, the compensation committee evaluated our full-year 2021 results against both the initial target levels for the performance measures, which were achieved at 86% for the direct written premium measure, 101% for the direct earned premium measure, and 22% for the direct contribution margin measure and the second half performance measures, which were achieved at 106% for the direct written premium measure, 105% for the direct earned premium measure, and 59% for the direct contribution margin measure. Based on this attainment, as well as market factors and overall Company performance, the compensation committee determined our Company-wide performance measures to be achieved at 65%.

For purposes of the 2021 Bonus Plan:
•“Direct Written Premiums” was defined as the total amount of direct premium on policies that were bound during the period. We view direct written premium as an important metric because it is the metric that most closely correlates with our growth in direct earned premium (earned premium is the revenue we recognize for written insurance). We use direct written premium (which excludes the impact of premiums ceded to reinsurers) to manage our business because we believe that it reflects the business volume and direct economic benefit generated by our customer acquisition activities, which along with our underlying underwriting and claims operations are the key drivers of our future profit opportunities.

•“Direct Earned Premium” was defined as the amount of direct premium that was earned during the period. Premiums are earned over the period in which insurance protection is provided, which is typically six months. We view direct earned premium as an important metric as it allows us to evaluate our growth prior to the impacts of reinsurance. It is the primary driver of our consolidated GAAP revenues. As with direct written premium, we use direct earned premium, which excludes the impact of premiums ceded to reinsurers to manage our business, because we believe that it reflects the business volume and direct economic benefit generated by our customer acquisition activities, which along with our underlying underwriting and claims operations (direct loss ratio and direct LAE) are the key drivers of our future profit opportunities.

•“Direct Contribution Margin,” a non-GAAP financial measure, was defined as adjusted gross profit/(loss) excluding ceded earned premium, ceded loss, and net ceding commission (comprised of ceding commission received in connection with reinsurance ceded, partially offset by sliding scale commission adjustments and amortization of excess ceding commission, and other impacts of reinsurance which are included in other insurance (benefit) expense). After these adjustments, the resulting calculation is inclusive of only those direct variable costs of revenue incurred on the successful acquisition of business. We view direct contribution as an important metric because we believe it measures progress toward the profitability of our total policy portfolio prior to the impact of reinsurance. The ratio of direct contribution to direct earned premium measures the relationship between the underlying business volume and gross economic benefit generated by our underwriting operations and our underlying profitability trends.

Annual Cash Incentive Award Payouts
The compensation committee then considered the following individual performance achievements of each of our named executive officers:

•Mr. Timm: Despite responding quickly to environmental factors in order to best position the Company for future profitable growth including cutting the run-rate fixed expenses and reduction of marketing expense, Mr. Timm requested no annual cash incentive award payout for 2021, and the compensation committee approved no payout for Mr. Timm in the light of this request.

•Mr. Rosenthal: The compensation committee noted that during 2021, he had (i) expanded his role to include Chief Revenue Officer and Chief Operating Officer (while simultaneously carrying out his CFO responsibilities while we recruited a new chief financial officer); (ii) launched our embedded product with Carvana, a strategic priority in 2021 for Root; and (iii) completed multiple finance events in equity, debt and reinsurance, extending our capital runway. As a result, the compensation committee established Mr. Rosenthal’s individual performance achievement at 115% of his target opportunity.

Multiplying this 115% individual performance achievement percentage by the Company-wide 65% performance result for the growth and profitability measures resulted in a final 2021 annual cash incentive award program payout for Mr. Rosenthal of 75% of his target annual cash incentive award opportunity, or $468,750.

•Mr. Shah: The compensation committee noted that during 2021, he had (i) enhanced our product offering and (ii) demonstrated strong ongoing leadership of our product organization. As a result, the compensation committee established Mr. Shah’s individual performance achievement at 85% of his target opportunity.

Multiplying this 85% individual performance achievement percentage by the Company-wide 65% performance result for the pre-established growth and profitability measures resulted in a final 2021 annual cash incentive award program payout for Mr. Shah of 55% of his target annual cash incentive award opportunity, or $220,000.

•Messrs. Kundu and Manges terminated employment in 2021 and were not eligible to receive an annual cash incentive award program payout for 2021.

Additional Cash Bonus for Mr. Shah
Upon a review of market data for the chief product officer position and the fact that Mr. Shah had been appointed to such position in December 2020 without an additional grant of equity at that time, the compensation committee awarded Mr. Shah a one-time cash bonus, paid in November 2021, of $1,000,000.

2021 Long-Term Incentives
We believe that the largest component of our target annual total direct compensation opportunities for our named executive officers should be long-term incentive compensation in the form of equity awards. The 2021 target annual long-term incentive award opportunities for our named executive officers averaged 78% of their target total direct compensation opportunities.

Historically, we awarded stock options and incentive stock options to our named executive officers. After completion of our initial public offering, we transitioned to the use of restricted stock unit (“RSU”) awards. To determine the size of these awards, the compensation committee approved a planned compensation value, which was then converted to a number of units based on the 30-day historical trading average of our Class A common stock preceding the day of grant. This approach was intended to mitigate the impact of short-term fluctuations in the stock price on the award levels.

Annual Long-Term Incentive Award Targets
As part of its compensation review, the compensation committee considered the grant of equity awards to our named executive officers. In determining the target values of these awards, the compensation committee considered the Market Data and other market data prepared by management, the outstanding equity holdings of our named executive officers and the fact that it was the first full year after the year of our initial public offering. Based on these factors, the compensation committee approved the following RSU awards vesting over four years for our then-named executive officers:

Name	2021 Annual RSU Grant Value(1)	Restricted Stock Unit Awards (number of units)(2)
A. Timm	$6,000,000	496,689
D. Rosenthal	$3,460,000	286,424
H. Shah	$1,880,000	155,629
D. Manges	$3,460,000	286,424
(1) The values noted will differ from what is reported in the 2021 Summary Compensation Table for these awards as the amounts here reflect the intended target value of each award.
(2) Represents the number of RSUs granted as part of the 2021 annual RSU award on May 5, 2021. The RSU award granted to Mr. Manges was forfeited upon his termination of employment.

Additional RSU Awards for Mr. Shah
In 2021, the compensation committee reviewed the current value of unvested equity held by our named executive officers to ensure proper alignment with our stockholders. As a result of these reviews, the compensation committee granted Mr. Shah a supplemental RSU award on May 5, 2021. The intended value of this supplemental award was $3,760,000, 25% of which vested on February 1, 2022, and the remainder of which was to vest quarterly thereafter through February 1, 2025.

In addition, in November 2021, Root performed a company-wide retention risk assessment, which included our executive officers, to identify those roles that would be eligible to receive a retention RSU award and/or cash retention award. On November 15, 2021, the compensation committee approved this retention program for all recipients and granted Mr. Shah an RSU retention award with an intended value of $2,320,000, which was scheduled to “cliff” vest on June 15, 2023, and a retention arrangement pursuant to which Mr. Shah would have been eligible to receive $400,000 in cash if he would have remained an employee through December 1, 2022.

In March 2022, Mr. Shah terminated his employment with the Company, at which time the unvested portion of the supplemental RSU award (233,444 RSUs), the full retention RSU award, and the opportunity for a retention bonus of $400,000 in December 2022, were forfeited.

Compensation Arrangements for Mr. Kundu
In June 2021, Mr. Kundu was appointed our Chief Technology Officer. In determining his initial compensation, the compensation committee considered several factors, including his two decades of engineering and deep technical experience in building and leading teams and achieving high-scale growth, his extensive experience in designing back-end technology and leading the evolution of technology infrastructure, and the highly competitive market in the technology sector for senior executive talent, particularly engineering talent. In connection with his appointment as our Chief Technology Officer, we entered into an executive employment agreement with Mr. Kundu, dated June 21, 2021, which provided for the following initial compensation arrangements:

•An annual base salary of $500,000;
•A target annual cash incentive award opportunity equal to 60% of his annual base salary;
•An RSU award with a target value of $8,000,000; and
•An on-hire RSU award with a target value of $16,000,000.

Subsequently, in October 2021, Mr. Kundu was recruited into a new role to lead the engineering function at a larger company and resigned from Root. The RSU awards granted to Mr. Kundu in connection with his appointment, including the on-hire RSU award, were forfeited in their entirety upon his termination of employment.

Compensation Arrangements for Mr. Manges
Following Mr. Manges’ resignation as our Chief Technology Officer, the Company entered into an Advisor Agreement with him, effective July 3, 2021. Pursuant to the Advisor Agreement, Mr. Manges ceased serving as an employee of the Company effective July 2, 2021. The sole consideration paid to Mr. Manges for advisory services under the Advisor Agreement was a monthly payment in the amount of $10,000, plus expenses. Mr. Manges’ outstanding and unvested equity awards were forfeited and his 1,257,080 shares of restricted stock were subject to repurchase by the Company at its option at the original exercise price of $0.678 per share.

Key Compensation Governance Policies

Hedging and Pledging Prohibitions
Root maintains anti-hedging provisions under its insider trading policy, which prohibits employees, including officers and the non-employee members of our board of directors from engaging in hedging or participating in monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, or purchasing our equity securities on margin or holding them in a margin account. While employees generally may not pledge shares of our stock, executive officers, certain other designated employees, and directors may pledge shares of the Company’s stock as collateral with the prior approval of our CFO and General Counsel or our CEO in the case of the CFO and General Counsel, or with notice to the General Counsel in the case of our non-employee directors. None of our executive officers or non-employee members of our board of directors have pledged our equity securities as of the date hereof.

Evaluation of Compensation Program Risks
Compensia, the compensation committee’s compensation consultant, prepared a report regarding the design and operation of our executive compensation program, to determine whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company. Following a review of that report and the Company’s review of its other compensation programs, the compensation committee believes that the Company’s compensation programs do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Executive Employment Agreements

We entered into letter agreements or employment agreements with each of our named executive officers. Each of our named executive officers also executed our standard form of proprietary information and inventions agreement. The principal terms of the letter agreements and employment agreements are described below.

Mr. Timm

In January 2021, we entered into a letter agreement with Mr. Timm, which was amended in February 2022. Mr. Timm’s employment is at will and may be terminated at any time, with or without cause (as such term is defined in the letter agreement). However, under the letter agreement, Mr. Timm is eligible for severance payments and benefits upon a termination of his employment with us, including in connection with a change in control of the Company as described in more detail below under the subsection titled “Potential Payments and Benefits upon Termination or Change in Control.”

Mr. Rosenthal

In February 2021, we entered into a letter agreement with Mr. Rosenthal, which letter agreement was amended in February 2022. Mr. Rosenthal’s employment is at will and may be terminated at any time, with or without cause (as such term is defined in the letter agreement). However, under the letter agreement, Mr. Rosenthal is eligible for severance payments and benefits upon an involuntary termination of his employment with us, including in connection with a change in control of the Company, as described in more detail below under the subsection titled “Potential Payments and Benefits upon Termination or Change in Control.”

Mr. Shah

In December 2021, we entered into an executive employment agreement with Mr. Shah. Mr. Shah voluntarily resigned effective March 15, 2022. Mr. Shah was previously eligible under the agreement for severance payments and benefits upon an involuntary termination of his employment with us, including in connection with a change in control of the Company, as described in more detail below under the subsection titled “Potential Payments and Benefits upon Termination or Change in Control.”

Other Compensation and Benefits

Health and Welfare Benefits
In addition to the compensation described below in the “2021 Summary Compensation” table, all of our current named executive officers are eligible to participate in our employee broad-based benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life and disability insurance for all of our employees, including our named executive officers.

We maintain the Root Retirement 401(k) Plan (the “401(k) Plan”) that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain Internal Revenue Code (the “Code”) limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) Plan. Currently, we contribute the equivalent of 3% of the eligible employee’s salary to their 401(k) account regardless of the amount the employee contributes. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) Plan.

Perquisites and Other Personal Benefits
We generally do not provide perquisites or personal benefits to our named executive officers.

Executive Compensation Tables

2021 Summary Compensation Table
The following table sets forth the compensation for the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019, as applicable, for our CEO, CFO and our other three named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Alexander Timm Chief Executive Officer	2021	709,615	—	5,066,228	—	—	8,852	5,784,695
	2020	600,000	—	—	—	541,476	2,714,652	3,856,128
	2019	298,333	—	—	—	795,000	—	1,093,333
Daniel Rosenthal Chief Revenue and Operations Officer and Former Chief Financial Officer	2021	478,846	—	2,921,525	—	468,750	8,851	3,877,972
	2020	475,000	—	—	—	687,701	776,700	1,939,401
	2019	168,750	—	—	1,506,986	230,137	—	1,905,873
Hemal Shah Former Chief Product Officer	2021	373,485	1,000,000	7,063,805	—	220,000	8,851	8,666,141
Anirban Kundu Former Chief Technology Officer	2021	182,692	—	23,079,815	—	—	4,111	23,266,618
Daniel Manges Former Chief Technology Officer	2021	240,385	—	2,921,525	—	—	68,761	3,230,671
	2020	375,000	—	—	—	179,867	1,812,618	2,367,485
	2019	250,000	—	—	—	180,000	—	430,000
(1)Amount shown for Mr. Shah represents a one-time cash bonus. See “Compensation Discussion and Analysis—Key 2021 Compensation Program Elements—Additional Cash Bonus for Mr. Shah” above for more information about this bonus.
(2)Reflects for 2021, the aggregate grant date fair value of RSU awards granted during 2021 to our named executive officers, determined in accordance with FASB ASC Topic 718. The grant date fair value for RSUs is based on the grant date fair value of the underlying shares of common stock. All of the RSU awards granted to Messrs. Kundu and Manges in 2021 were forfeited because their employment terminated prior to the applicable vesting dates. Stock awards granted to Mr. Shah include his annual RSU award, a supplemental RSU award following a review of his unvested equity values, and an RSU retention award. Stock awards to Mr. Kundu include his annual RSU award, and an on-hire RSU award. See “Compensation Discussion and Analysis—2021 Long-Term Incentives” above for more information about these stock awards.
(3)Reflects for 2021, the value of the annual cash incentive award payouts earned by our named executive officers under our annual cash incentive award program based on achievement of Company performance measures and individual performance. See “Compensation Discussion and Analysis—2021 Annual Cash Incentive Performance Award Measures” above for more information about these incentive payouts.
(4)Includes for 2021, Company matching contributions made to the 401(k) Plan and life insurance premiums paid by Root on behalf of the named executive officers. For Mr. Manges, for 2021, amount also includes post-employment consulting fees.

Name	2021 Plan Contributions ($)	2021 Life Insurance Plan Premiums ($)	Consulting Fees ($)	Total ($)
A. Timm	8,700	152	—	8,852
D. Rosenthal	8,699	152	—	8,851
H. Shah	8,699	152	—	8,851
A. Kundu	4,045	66	—	4,111
D. Manges	8,700	61	60,000	68,761

2021 Grants of Plan-Based Awards Table
The following table provides information on the following plan-based awards granted to our named executive officers in 2021:
•Annual Cash Incentive Award Program: Under our 2021 Bonus Plan, we provide annual cash incentive award opportunities that are earned based on Company performance against certain pre-established measures, as well as an assessment of individual performance. See “Compensation Discussion and Analysis—2021 Annual Cash Incentive Performance Award Measures” above.
•Restricted Stock Units: Each RSU represents a contingent right to receive one share of our Class A common stock in the future. See “Compensation Discussion and Analysis—2021 Long-Term Incentives” above.

Name	Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
			Threshold ($)	Target ($)	Maximum($)
A. Timm	Annual Incentive	—	—	1,125,000	3,375,000	—	—
	RSUs	5/5/2021				496,689	5,066,228
D. Rosenthal	Annual Incentive	—	—	625,000	1,875,000	—	—
	RSUs	5/5/2021				286,424	2,921,525
H. Shah	Annual Incentive	—	—	400,000	1,200,000	—	—
	RSUs	5/5/2021	—	—	—	466,887	4,762,248
	RSUs	11/15/2021	—	—	—	457,566	2,301,557
A. Kundu	Annual Incentive	—	—	300,000	900,000	—	—
	RSUs	7/1/2021	—	—	—	2,321,913	23,079,815
D. Manges	Annual Incentive	—	—	625,000	1,875,000	—	—
	RSUs	5/5/2021	—	—	—	286,424	2,921,525
(1)    One-quarter of the RSU awards granted on May 5, 2021, were scheduled to vest on February 1, 2022, and the remaining RSUs vest in equal quarterly installments over the following three years. All of the RSU awards granted on November 15, 2021, are scheduled to vest on June 15, 2023. One-quarter of the RSU award granted on July 1, 2021, was scheduled to vest on July 1, 2022, and the remaining RSUs would have vested in equal quarterly installments over the following three years, but these RSUs were forfeited prior to the applicable vesting dates. All of the RSUs granted to Messrs. Kundu and Manges in 2021 were forfeited upon their respective voluntary terminations of employment. Mr. Shah’s outstanding and unvested RSU awards as of his voluntary termination of employment were forfeited upon his termination.
(2)    Reflects the aggregate grant date fair value of the RSU awards, determined in accordance with FASB ASC Topic 718.

Outstanding Equity Awards as of 2021 Fiscal Year-End Table
The following table shows certain information regarding outstanding equity awards granted to our named executive officers that remained outstanding as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
A. Timm	—	—	—	—	1,958,144(3)	6,070,246
	—	—	—	—	496,689(4)	1,539,736
D. Rosenthal	714,452	799,512(1)	2.40	7/17/2029	286,424(4)	887,914
H. Shah(7)	310,834	—	2.40	4/25/2029	466,887(4)	1,447,350
	—	—	—	—	457,566(5)	1,418,455
A. Kundu	—	—	—	—	—	—
D. Manges	—	—	—	—	—	—
(1)    Remaining unvested stock options vest in equal monthly installments through July 2023.
(2)    All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our Class A common stock on the date of grant, as determined in good faith by our board of directors or compensation committee.
(3)    Reflects the number of shares acquired upon exercise of stock options that remained unvested on December 31, 2021. Stock options granted to our named executive officers under the 2015 Plan (as defined below) permitted early exercise and, if such options are or were exercised, the stock acquired upon the exercise of such options is restricted and subject to a repurchase right in favor of the Company. Such repurchase right lapses, and vesting occurs, with respect to such restricted stock on the same vesting schedule as the original stock option award. Restricted stock acquired by Mr. Timm upon the early exercise of stock options vests in equal monthly installments through June 2026.
(4)    One-quarter of the RSUs vested February 1, 2022, and the remaining RSUs vest in equal quarterly installments through February 2025.
(5)    All of the RSUs vest on June 15, 2023.
(6)    The market value of our Class A common stock is based on the closing price per share of our Class A common stock on December 31, 2021, of $3.10 per share.
(7)    The stock awards outstanding as of Mr. Shah’s termination of employment were forfeited in 2022. The exercisable option awards remain outstanding until June 15, 2022.

2021 Options Exercised and Stock Vested Table
The following table shows information regarding stock options that were exercised and restricted stock that became vested during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
A. Timm	—	—	435,143	4,154,892
D. Rosenthal	—	—	179,428	2,384,023
H. Shah	126,666	1,337,679	—	—
A. Kundu	—	—	—	—
D. Manges	—	—	—	—
(1) Reflects the gross number of shares received upon the exercise of stock options. A portion of the shares were sold to cover taxes.
(2)    Reflects the difference between the exercise price and the market price per share on the date of exercise, multiplied by the number of shares acquired.
(3)    Reflects the number of shares of restricted stock (acquired upon early exercise of stock options) that vested during the year. Stock options granted to our named executive officers under the 2015 Plan permitted early exercise and, if such stock options were exercised, the shares of our Class A common stock acquired upon the exercise of such stock options was restricted. Vesting occurs with respect to such restricted stock on the same vesting schedule as the original stock option award.
(4)    Reflects the fair market value per share of the underlying shares of Class A common stock as of the vesting date, multiplied by the number of shares vested.

Potential Payments and Benefits Upon Termination or Change in Control

Mr. Manges resigned from his position as Chief Technology Officer effective June 21, 2021, and as an employee effective July 2, 2021, but remained a consultant to the Company in an advisory role through December 31, 2021. Mr. Kundu resigned from his position as Chief Technology Officer and left the Company effective October 29, 2021. Mr. Shah resigned from his position as Chief Product Officer and left the Company effective March 15, 2022.

There were no accelerated benefits or compensation paid related to these terminations of employment. All outstanding and unvested equity awards were cancelled upon termination of employment in the case of each terminating named executive officer. Vested stock options remain outstanding and exercisable for three months following the named executive officer’s termination date.

Pursuant to the letter agreements and employment agreements described above that we have entered into with each of our named executive officers, and in effect during 2021, if we terminated a named executive officer’s employment without “cause” (which does not include termination by reason of death or disability) or the named executive officer resigns for “good reason” (as such terms are defined in the named executive officer’s letter agreement or employment agreement), the named executive officer would have been entitled to the following severance payments and benefits:
i.12 months’ continuation of his then-current base salary;
ii.up to 12 months of direct payment or reimbursement of COBRA premiums for himself and his eligible dependents;
iii.accelerated vesting and exercisability of the unvested portion of each of his then-outstanding equity awards that otherwise would have vested had he remained employed for 12 months following the date of such termination (or in the case of Mr. Rosenthal, 100% of his unvested equity awards would fully accelerate vesting and exercisability); and
iv.if such termination occurs upon or within 12 months following a change in control of the Company (as defined in the 2020 Plan) instead of the accelerated vesting described in clause (iii) above, 100% of unvested equity awards would fully vest and become exercisable.

Each named executive officer’s receipt of the severance payments and benefits described above is subject to his timely execution and non-revocation of a release of claims in favor of the Company.

Involuntary Termination of Employment (Without a Change in Control)
The following table summarizes the payments and benefits payable to the named executive officers continuing employment with us as of December 31, 2021, in the event of a hypothetical termination of employment without cause or by the executive for “good reason” on such date.

Name	Cash Severance ($)	Payments Related to Health Benefits ($)	Equity Vesting ($)	Total ($)
A. Timm	750,000	13,634	2,022,576	2,786,210
D. Rosenthal	500,000	15,134	1,447,573	1,962,707
H. Shah	400,000	9,639	633,203	1,042,842
(1) Reflects the value of equity awards which would vest upon an involuntary termination of employment without a change in control of the Company based on the closing stock price of our Class A common stock on December 31, 2021, of $3.10 per share.

Involuntary Termination of Employment (With a Change in Control)
The following table summarizes the payments and benefits payable to our named executive officers continuing employment with us as of December 31, 2021, in the event of a hypothetical qualified termination of employment following a change in control as of such date.

Name	Cash Severance	Payments Related to Health Benefits	Equity Vesting	Total
A. Timm	750,000	13,634	7,609,982	8,373,616
D. Rosenthal	500,000	15,134	1,447,573	1,962,707
H. Shah	400,000	9,639	2,865,804	3,275,443
(1) Reflects the value of equity awards which would vest upon an involuntary termination of employment with change in control of the Company based on the closing stock price of our Class A common stock on December 31, 2021, of $3.10 per share.

CEO Pay Ratio

Mr. Timm, our CEO, received annual total compensation of $5,784,695 in 2021, as reflected in the “2021 Summary Compensation Table.” We estimate that the median of the 2021 total annual compensation for all employees of the Company as of December 31, 2021 (the “Determination Date”), excluding our CEO, was $53,885, which amount comprises all applicable elements of compensation for 2021 in accordance with Item 402(c)(2)(x) of Regulation S-K (the “Median Annual Compensation”). The ratio of Mr. Timm’s annual 2021 total compensation to the Median Annual Compensation was approximately 107 to 1. We note that due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus, the disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above.

We employed a total of 1,525 employees, representing all full-time, part-time, seasonal and temporary employees of the Company, as of the Determination Date, of which 1,524 employees were based in the United States. We excluded one employee, who is based in the Cayman Islands, representing less than 5% of the total. We evaluated 2021 Form W-2 box 1 income for these 1,524 employees. In determining the Median Employee, we did not annualize compensation for employees who worked less than all of 2021.

Employee Benefit and Stock Plans

We believe that our ability to grant equity awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant RSUs, stock options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors and encourages them to devote their best efforts to our business and financial success. The principal features of our equity incentive plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans.

2020 Equity Incentive Plan

In October 2020, our board of directors adopted, and our stockholders approved, our 2020 Equity Incentive Plan (the “2020 Plan”), as a successor to the 2015 Plan. The 2020 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to employees, including employees of any of our parent or subsidiary corporations, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares. The aggregate number of shares of our Class A common stock that may be issued under our 2020 Plan was 33,704,332 shares on December 31, 2021. In addition, the number of shares of our Class A common stock reserved for issuance under our 2020 Plan automatically increases on January 1 of each year, from January 1, 2021 through January 1, 2030, in an amount equal to (1) 4% of the total number of shares of our common stock (both Class A and Class B) outstanding on December 31 of the preceding year or (2) a lesser number of shares of our Class A common stock determined by our board of directors prior to the date of the increase. The maximum number of shares of our Class A common stock that may be issued on the exercise of ISOs under our 2020 Plan is 120,000,000 shares. On January 1, 2022, the total number of shares available for issuance under the 2020 Plan was increased by 10,114,491 shares pursuant to this provision.

Corporate Transactions. The following applies to stock awards under the 2020 Plan in the event of a corporate transaction (as defined in the 2020 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2020 Plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company) and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then (1) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction) and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction) and (2) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (1) the per share amount payable to holders of Class A common stock in connection with the corporate transaction, over (2) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our Class A common stock.

2020 Employee Stock Purchase Plan

In October 2020, our board of directors adopted, and our stockholders approved, the 2020 Employee Stock Purchase Plan (“ESPP”). The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our board of directors, including: (1) being customarily employed for more than 20 hours per week; (2) being customarily employed for more than five months per calendar year; or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our Class A common stock based on the fair market value per share of our Class A common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Share Reserve. The ESPP authorizes the issuance of 5,000,000 shares of our Class A common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The aggregate number of shares of our Class A common stock that may be issued under our 2020 Plan was 7,516,487 shares on December 31, 2021. The number of shares of our Class A common stock reserved for issuance automatically increases on January 1 of each year, from January 1, 2021 through January 1, 2030, by the lesser of (1) 1% of the total number of shares of our common stock (including both Class A common stock and Class B common stock) outstanding on December 31 of the preceding calendar year and (2) 7,500,000 shares of our Class A common stock, except that, prior to the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2). On January 1, 2022, the total number of shares available for issuance under the ESPP was increased by 2,528,622 shares pursuant to this provision.

Corporate Transactions. In the event of a corporate transaction (as defined in the ESPP), any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our Class A common stock within 10 business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Amended and Restated 2015 Equity Incentive Plan

In March 2015, the board of directors of our subsidiary Caret Holdings, Inc. adopted, and its stockholders approved, the 2015 Equity Incentive Plan (the “2015 Plan”). In August 2019, our board of directors adopted the 2015 Plan and assumed the outstanding obligations thereunder, such that each outstanding option to purchase shares of the common stock of Caret Holdings, Inc. was converted into an option to purchase an equal number of shares of our Class B common stock subject to the same terms and conditions set forth in the 2015 Plan. The 2015 Plan has been periodically amended, most recently in January 2020. The 2015 Plan provides for the grant of ISOs to our employees and any of our subsidiary corporations’ employees and for the grant of NSOs, restricted stock awards or restricted stock units to our employees, directors and consultants, and any of our affiliates’ employees and consultants. The 2015 Plan was terminated in connection with our initial public offering and no further grants may be made under the 2015 Plan. However, all outstanding stock awards granted under the 2015 Plan continue to be subject to the terms and conditions of the 2015 Plan and the agreements evidencing such stock awards.

Corporate Transactions. In the event of (1) our dissolution or liquidation or (2) an “acquisition” (as defined in the 2015 Plan), outstanding awards may be assumed, converted or replaced by the successor or acquiring corporation (if any). In the alternative, the successor or acquiring corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to our stockholders. The successor or acquiring corporation may also substitute awards by issuing substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the participant than those which applied immediately prior to the transaction. If such successor or acquiring corporation (if any) does not assume, convert, replace or substitute awards, then the vesting of such awards will accelerate and options will become exercisable in full prior to the consummation of such event, and if such options are not exercised prior to the consummation of the corporate transaction, they will terminate.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted-average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan	6,487,370	2.34	—	(1)
2020 Equity Incentive Plan	8,865,664	10.82	33,704,332	(2)
2020 Employee Stock Purchase Plan	—	—	7,516,486	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	15,353,034		41,220,818
(1)    Following the adoption of the 2020 Plan, no additional stock awards were granted under the 2015 Plan. Any shares becoming available under the 2015 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2020 Plan. Columns (a) and (b) reflect stock options not forfeited, cancelled or expired as of December 31, 2021, and the weighted-average exercise price of such options.
(2)    The number of shares of Class A common stock reserved for issuance under the 2020 Plan automatically increases on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 4% of the total number of shares of our Class A common stock outstanding on December 31 of the preceding calendar year or a lesser number of shares determined by our board of directors. Pursuant to the terms of the 2020 Plan, an additional 10,114,491 shares were added to the number of available shares effective January 1, 2022. Column (a) reflects 8,847,056 restricted stock units and 18,608 options not forfeited, cancelled or expired as of December 31, 2021 under the 2020 Plan and 6,487,370 options not forfeited, cancelled or expired as of December 31, 2021 under the 2015 Plan. Column (b) reflects the weighted-average exercise price of options only as restricted stock units have no exercise price.
(3)    The number of shares of Class A common stock reserved for issuance under the ESPP automatically increases on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by the lesser of (i) 1% of the total number of shares of our Class A common stock outstanding on December 31 of the preceding calendar year, (ii) 7,500,000 shares or (iii) such lesser number of shares determined by our board of directors. Pursuant to the terms of the ESPP, an additional 2,528,622 shares were added to the number of available shares effective January 1, 2022. No shares have been issued under this plan as of December 31, 2021.

PROPOSAL 3

TO APPROVE, ON AN ADVISORY BASIS, OUR NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are conducting an advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement. Subject to the outcome of the stockholder vote on Proposal No. 4, we expect that the next advisory vote, following the vote at the Annual Meeting, to approve the compensation of our named executive officers will take place at our 2023 Annual Meeting.

Although this vote is nonbinding, the compensation committee values your opinion and expects to consider the voting results when making future decisions about named executive officer compensation.

Stockholders may also contact management to provide input on named executive officer compensation matters at any time by contacting Investor Relations, by email at: ir@joinroot.com.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our compensation committee has effectively established an executive compensation program that reflects both Company and individual performance. Executive compensation decisions are made in order to attract, motivate, retain and reward talented executives, with a focus on delivering business results and value to our stockholders.

Our compensation committee consistently exercises care and discipline in determining executive compensation. Our board of directors urges you to review carefully the Compensation Discussion and Analysis that describes our compensation philosophy and programs in greater detail and to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby APPROVED.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3

PROPOSAL 4

TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act provides for our stockholders to periodically indicate how frequently the Company should seek approval, on an advisory basis, of the compensation of the Company’s named executive officers. Proposal No. 4 is submitted to you as required pursuant to Section 14A. By voting on this proposal, stockholders may indicate whether they prefer future advisory votes to approve named executive officer compensation to be held every one, every two or every three years, or abstain on this matter.

After careful consideration, our board of directors has determined that future advisory votes to approve named executive officer compensation that occur every one year is the most appropriate choice for the Company. Therefore, our board of directors recommends that you vote for annual advisory votes to approve named executive officer compensation for the reasons stated below:

•    An annual advisory vote will give stockholders a formal mechanism for providing their direct input on our compensation philosophy, policy and practices as disclosed in our proxy statement every year.
•    An annual advisory vote is consistent with our policy of seeking input from and engaging in discussions with our stockholders regarding executive compensation and may encourage additional dialogue.

While this is an advisory vote, and, as such, is nonbinding, our board of directors will carefully consider the results of the vote when determining the frequency of future advisory votes to approve named executive officer compensation.

Please indicate your preference as to the frequency of holding future stockholder advisory votes to approve named executive officer compensation as every one year, every two years or every three years, or you may mark “Abstain” on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF
EVERY “ONE YEAR” AS THE FREQUENCY FOR FUTURE ADVISORY VOTES
TO APPROVE THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 5

TO APPROVE AN AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE SPLIT OF THE COMPANY’S
CLASS A COMMON STOCK AND CLASS B COMMON STOCK

Our board of directors has approved and recommended that our stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of the Company’s shares of Class A common stock and Class B common stock (the “Reverse Stock Split”) at a ratio within a range of 1:5 to 1:25 (the “Ratio Range”). On April 14, 2022, the board of directors unanimously adopted a resolution approving the Reverse Stock Split and directing that it be submitted to our stockholders for approval. If this proposal is approved, the board of directors, or an authorized committee thereof, in its sole discretion, will have the authority to decide, within 12 months from the Annual Meeting, whether to implement the Reverse Stock Split and the exact ratio of the split within the Ratio Range, if it is to be implemented. If the board of directors or an authorized committee thereof decides to implement the Reverse Stock Split, then it will become effective upon the filing of the amendment to the Charter with the Secretary of State of the State of Delaware (the “Effective Date”). If the Reverse Stock Split is implemented, then the number of issued and outstanding shares of Class A common stock and Class B common stock or shares of Class A common stock and Class B common stock held by the Company as treasury stock would be reduced in accordance with the exchange ratio selected by the board of directors, or a committee of the board of directors, within the Ratio Range. The total number of authorized shares of Class A common stock and Class B common stock, however, would remain unchanged at their current totals of 1,000,000,000 and 269,000,000, respectively. The form of certificate of amendment to the Charter to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement.

The board of directors, in its sole discretion, may elect not to implement the Reverse Stock Split. However, the board of directors believes that having the time-limited authority to take such an action is an important proactive step to maintain and build stockholder value.

Purpose and Background of the Reverse Split

The board of directors’ primary objectives in proposing the Reverse Stock Split are to raise the per share trading price of the Class A common stock and to increase the number of shares of authorized but unissued common stock, including its Class A common stock. The board of directors further believes that an increased stock price may encourage investor interest and improve the marketability of the common stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The closing sale price of our Class A common stock on April 11, 2022, was $1.80 per share. The board of directors believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the common stock.

Furthermore, the Reverse Stock Split would reduce the number of shares of Class A common stock and Class B outstanding without reducing the total number of authorized shares of Class A common stock or Class B common stock. As a result, the Company would have a larger number of authorized but unissued shares from which to issue additional shares of Class A common stock, or securities convertible into or exercisable for shares of Class A common stock, in equity financing transactions.

The purpose of seeking stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. If the stockholders approve this proposal, then the board of directors or an authorized committee thereof, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the board of directors or an authorized committee thereof that a reverse split would be in the best interests of the Company and our stockholders at that time. If the board of directors, or an authorized committee thereof, were to effect the Reverse Stock Split, then the board of directors or such committee would set the timing for such a split and select the specific ratio within the Ratio Range (the “Final Ratio”). No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the board of directors or an authorized committee thereof determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date, additional details regarding the Reverse Stock Split, including the Final Ratio selected by the board of directors or an authorized committee thereof. If the board of directors or an authorized committee thereof does not implement the Reverse Stock Split within 12 months from the Annual Meeting, then the authority granted in this proposal to implement the Reverse Stock Split automatically will terminate. The board of directors reserves its right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment to the Charter with the Secretary of State of the State of Delaware, it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and our stockholders.

Material Effects of Proposed Reverse Stock Split

The board of directors believes that the Reverse Stock Split will increase the price level of the Class A common stock in order to, among other things, generate interest in the Company among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities. The board of directors cannot predict, however, the effect of the Reverse Stock Split upon the market price for the Class A common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of the Class A common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of Class A common stock outstanding resulting from the Reverse Stock Split, or remain at an increased level for any period, which would reduce the market capitalization of the Company. Also, there is no assurance that the market price per share of the Class A common stock would not decline below the anticipated stock price following the Reverse Stock Split or that the trading price would remain above the threshold required for continued listing on the Nasdaq. The market price of the Class A common stock may also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding, the effect of which the board of directors cannot predict. In addition, the fewer number of shares of Class A common stock that will be available to trade will possibly cause the trading market of the Class A common stock to become less liquid, which could have an adverse effect on the price of the Class A common stock.

The Reverse Stock Split will affect all Class A and Class B stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share. In lieu of issuing fractional shares, the Company may either (a) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash (without interest) equal to the closing sale price of the Class A common stock, as quoted on the Nasdaq on the Effective Date, multiplied by the fractional share amount, or (b) with respect to the Class A common stock, make arrangements with the Company’s transfer agent or exchange agent to aggregate all fractional shares of Class A common stock otherwise issuable in the Reverse Stock Split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders of Class A common stock, and then pay each such holder the applicable pro rata portion of the sale proceeds.

The principal effect of the Reverse Stock Split will be that the number of shares of (i) Class A common stock issued and outstanding will be reduced from 154,938,707 shares as of April 11, 2022 to a range of approximately 6,197,548 to 30,987,741 shares and (ii) Class B common stock issued and outstanding will be reduced from 99,502,363 shares as of April 11, 2022 to a range of approximately 3,980,094 to 19,900,472 shares, in each case depending on the Final Ratio chosen by the board of directors or an authorized committee thereof. In addition, all outstanding options, warrants, restricted stock and restricted stock units (collectively, the “Outstanding Equity Rights”), entitling the holders thereof to acquire, through purchase, exchange or otherwise, shares of Class A common stock or Class B common stock will enable such holders to acquire upon exercise of their respective Outstanding Equity Rights that number of shares of Class A common stock or Class B common stock, as applicable, as adjusted based on the Final Ratio, which such holders would have been able to purchase upon exercise or conversion, as and to the extent applicable, of their respective Outstanding Equity Rights immediately preceding the Reverse Stock Split, at an exercise price or conversion rate, as and to the extent applicable, equal to the exercise price or conversion rate, as applicable, specified before the reverse split, as adjusted by the Final Ratio, resulting in the same aggregate price being required to be paid upon exercise or conversion thereof immediately preceding the Reverse Stock Split.

The number of outstanding shares of the Company’s Series A Convertible Preferred Stock will not be impacted by the Reverse Stock Split. However, the conversion price of the Company’s Series A Convertible Preferred Stock will adjust based upon the Final Ratio such that, following the Reverse Stock Split, the outstanding Series A Convertible Preferred Stock will be convertible into a proportionately fewer number of shares of Class A common stock. Furthermore, the number of shares of Class A common stock or Class B common stock, as applicable, reserved for issuance pursuant to the Company’s 2020 Equity Incentive Plan, 2015 Equity Incentive Plan and 2020 Employee Stock Purchase Plan will be reduced to the number of shares of Class A common stock and Class B common stock, as applicable, currently included in such plans as modified based on the Final Ratio.

The Reverse Stock Split may result in some Class A stockholders owning “odd lots” of less than 100 shares of Class A common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will not affect the par value of the Class A common stock or the Class B common stock. As a result, on the Effective Date, the present value of the stated capital on the Company’s balance sheet attributable to the Class A common stock and the Class B common stock will be reduced based on the Final Ratio, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

The Reverse Stock Split will not change the terms of the Class A common stock or Class B common stock. After the Reverse Stock Split, the shares of Class A common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Class A common stock now authorized, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, and the shares of Class B common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Class B common stock now authorized, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share. Each stockholder’s percentage ownership of the Company based on holdings of common stock will not be altered, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share. The Class A common stock and the Class B common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

Because the Company will not reduce the number of authorized shares of Class A common stock and Class B common stock, the overall effect of the Reverse Stock Split will be an increase in authorized but unissued shares of Class A common stock and Class B common stock as a result of the Reverse Stock Split. These authorized shares of Class A common stock and Class B common stock may be issued at the discretion of the board of directors, subject to applicable limitations. Any future issuances of shares of Class A common stock or Class B common stock will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Class A common stock and Class B common stock.

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Charter amendment authorizing the Reverse Stock Split, that may be used as an anti-takeover mechanism. Because the proposed Charter amendment provides that the number of authorized shares of (i) Class A common stock remains at 1,000,000,000 and (ii) Class B common stock remains at 269,000,000, the amendment that is filed with the Secretary of State of the State of Delaware, if any such amendment is filed, will result in a relative increase in the number of authorized but unissued shares of our Class A common stock and Class B common stock in relation to the number of outstanding shares of our Class A common stock and Class B common stock, respectively, after the Reverse Stock Split and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the board of directors. The primary purpose of the proposed Reverse Stock Split is to provide the board of directors with a mechanism to lower the number of shares outstanding and to raise the per share trading price of our Class A common stock. However, a relative increase in the number of our authorized shares of Class A common stock and Class B common stock could enable the board of directors to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of Class A common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares of Class A common stock entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over market price that such an attempt could cause. Moreover, the issuance of Class A common stock to persons friendly to the board of directors could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally. The Company has no present intent to use the relative increase in the number of authorized shares of Class A common stock and Class B common stock for anti-takeover purposes, and the proposed amendment to the Charter is not part of a plan by the board of directors to adopt any anti-takeover provisions. However, if the proposed amendment is approved by the stockholders, then a greater number of shares of our Class A common stock and Class B common stock would be available for such purpose than currently is available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the board of directors has no present intent to authorize the issuance of additional shares of Class A common stock or Class B common stock to discourage such efforts if they were to arise.

Procedure for Effecting Reverse Split

If the Reverse Stock Split is approved by the Company’s stockholders, and the board of directors or an authorized committee thereof determines it is in the best interests of the Company and our stockholders to effect the split, then the Reverse Stock Split would become effective at such time as the certificate of amendment to the Charter, the form of which is attached as Appendix A to this Proxy Statement, is filed with the Secretary of State of the State of Delaware.

As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization. Certain registered holders of our Class A common stock and Class B common stock hold some or all of their respective shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Class A common stock and/or Class B common stock. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split Class A common stock or Class B common stock because the exchange will be automatic.

Fractional Shares

The Company will not issue fractional shares for post-Reverse Stock Split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, the Company may either (a) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash (without interest) equal to the closing sale price of the Class A common stock, as quoted on the Nasdaq on the Effective Date, multiplied by the fractional share amount, or (b) with respect to the Class A common stock, make arrangements with the Company’s transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the Reverse Stock Split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder the applicable pro rata portion of the sale proceeds. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payments.

Criteria to Be Used for Decision to Apply the Reverse Stock Split

If the stockholders approve the Reverse Stock Split, then the board of directors or an authorized committee thereof will be authorized to proceed with the Reverse Stock Split within the time period indicated. In determining whether to proceed with the Reverse Stock Split and setting the Final Ratio, if any, the board of directors or an authorized committee thereof will consider a number of factors, including market conditions, existing and expected trading prices of the Company’s common stock, actual or forecasted results of operations, the Nasdaq listing requirements, the Company’s additional funding requirements and the amount of the Company’s authorized but unissued Class A common stock and Class B common stock.

No Dissenter’s Rights

Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Charter to effect the Reverse Stock Split, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

The following description of material U.S. federal income tax considerations regarding the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and interpretations as in effect on the date of this Proxy Statement. These authorities are subject to change, including possibly with retroactive effect, which could alter the U.S. federal income tax consequences described below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This discussion is intended to provide only a general summary to stockholders who hold their shares of common stock as capital assets and does not discuss the tax consequences of any other transaction that may occur before, after, or at the same time as the Reverse Stock Split. This discussion does not address other federal taxes (such as the alternative minimum tax, gift or estate taxes, or the Medicare surtax on net investment income or tax considerations under state, local or foreign laws). This discussion does not address every aspect of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to persons who are otherwise subject to special tax treatment, including, without limitation: (a) partnerships, subchapter S corporations, trusts or other pass-through entities or investors therein; (b) brokers or dealers in securities; (c) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (d) banks or other financial institutions; (e) insurance companies; (f) mutual funds; (g) tax exempt organizations or pension funds; (h) “controlled foreign corporations” or “passive foreign investment companies,” as defined in the Code; (i) U.S. expatriates; (j) stockholders whose functional currency is not the U.S. dollar; (k) real estate investment trusts; (l) regulated investment companies; (m) grantor trusts; (n) stockholders who actually or constructively own 10 percent or more of our voting stock; or (o) persons who hold our common stock as part of a hedging, straddle, conversion or other risk reduction transaction.

Tax Consequences to the Company

The Company will not recognize a gain or loss as a result of the Reverse Stock Split.

Tax Consequences to U.S. Holders and Non-U.S. Holders on the Exchange of Common Stock Pursuant to the Reverse Stock Split

A “U.S. holder” is a beneficial owner of our common stock that is, for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (or entity treated as such for U.S. federal income tax purposes); (c) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. A U.S. holder or non-U.S. holder generally will not recognize gain or loss on the Reverse Stock Split, except in respect of cash, if any, received in lieu of a fractional share interest as discussed below. In general, the aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged. If the circumstances described in clause (c) of “Tax Consequences to U.S. Holders and Non-U.S. Holders on the Receipt of Cash in Lieu of Fractional Shares—Non-U.S. Holders” below exist, then a non-U.S. holder that actually or constructively holds more than 5% of our Common Stock at any time within the shorter of (i) the five-year period preceding the Reverse Stock Split and (ii) the non-U.S. holder’s holding period for our Common Stock may be required to cooperate in the preparation of and submission to the IRS of a statement or notice establishing an exemption (in part or in whole) from our withholding obligation under Section 1445 of the Code.

Tax Consequences to U.S. Holders and Non-U.S. Holders on the Receipt of Cash in Lieu of Fractional Shares

A holder of the pre-Reverse Stock Split shares who receives cash generally will be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code, assuming the fractional share interest is purchased directly by the Company. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder’s proportionate interest. If the redemption is treated as a sale, the holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-Reverse Stock Split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, then the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the holder’s tax basis in his or her shares (which, for these purposes, may include the holder’s tax basis in all of his or her shares rather than only the holder’s tax basis in the fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the Reverse Stock Split, including the size of the holder’s percentage interest in our common stock before and after the Reverse Stock Split. In this regard, the IRS has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the Company’s outstanding common stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder’s interest. However, some stockholders receiving cash in lieu of a fractional share will have an increase in their percentage ownership interest in the Company and therefore could be subject to dividend treatment on the receipt of cash in lieu of such fractional share ownership interest. Such potential dividend treatment will not apply if the fractional shares interests are aggregated and sold by the Company on the open market, in which case the proceeds will be treated as received in connection with a sale of stock.

We recommend that holders of our common stock consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share under Section 302 of the Code or as a distribution under Section 301 of the Code and the tax consequences thereof.

In addition, each holder of our common stock should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

U.S. Holders

As discussed above, a U.S. holder who receives cash in lieu of a fractional share of new common stock where such exchange is treated as a sale of the fractional share under Section 302 of the Code generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder's aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held for more than one year.

Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the Reverse Stock Split; provided, however, that gain will be subject to tax if (a) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S., and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder, (b) the gain is recognized by an individual non-U.S. holder who is present in the United States for 183 or more days in the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) the Company is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding the Reverse Stock Split and (ii) the non-U.S. holder’s holding period for our common stock, unless our common stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded common stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our common stock. Although not free from doubt, the Company does not believe that for U.S. federal income tax purposes it was a “U.S. real property holding corporation” at any time during the five-year period preceding the Reverse Stock Split, and believes that it currently is not a “U.S. real property holding corporation.”

Gain described in clause (a) or (c) above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates generally in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules. Additionally, if the circumstances described in clause (c) above exist, the Company may withhold an amount equal to 10% of the cash paid in lieu of a fractional share in connection with the Reverse Stock Split.

Gain described in clause (b) above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

A payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a United States person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Information reported to the IRS also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

Backup withholding, currently at a 24% rate, generally will not apply to (a) each U.S. holder who provides us or our paying agent with a properly completed IRS Form W-9 establishing an exemption from backup withholding and (b) each non-U.S. holder who provides us or our paying agent the required certification as to its non-U.S. status such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or other applicable form or successor form), or certain other requirements are met. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s or non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

FATCA

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”) foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with certain information reporting rules with respect to their U.S. account holders and investors. A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements generally will be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale of any stock of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain).

We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld pursuant to FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND OWNERSHIP OF OUR COMMON STOCK.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE SPLIT OF
THE COMPANY’S CLASS A COMMON STOCK AND CLASS B COMMON STOCK

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Class A and Class B common stock as of March 31, 2022 by:

•each person or entity known by us to be beneficial owners of more than five percent of our Class A common stock or Class B common stock;
•each of our named executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information set forth below is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 154,936,624 shares of Class A common stock, 99,504,446 shares of Class B common stock, and 14,053,096 shares of Series A preferred stock outstanding as of March 31, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of March 31, 2022. In addition, we deemed to be outstanding all RSUs held by the person that would vest based on service-based vesting conditions within 60 days of March 31, 2022. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Root, Inc., 80 E. Rich Street, Suite 500, Columbus, Ohio 43215.

	Beneficial Ownership
	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Beneficial Owner	Number of Shares	%	Number of Shares	%
5% Stockholders:
Entities associated with Drive Capital(1)	452,721	*	29,012,809	29.2	25.0
Entities associated with Ribbit Capital(2)	1,753,976	1.1	33,732,382	33.9	29.1
Entities associated with SVB Financial Group(3)	14,094,225	9.1	—	—	1.2
Entities associated with Redpoint Ventures(4)	—	—	11,354,414	11.4	9.8
Schusterman Interests, LLC(5)	8,750,000	5.6	—	—	*
The Vanguard Group(6)	9,380,816	6.1	—	—	*
Carvana Group, LLC(7)	14,053,096	9.1	—	—	1.2

Directors and Named Executive Officers:
Alexander Timm(8)	114,562	*	19,209,353	19.3	16.5
Daniel Rosenthal(9)	163,074	*	2,468,255	2.5	2.1
Daniel Manges(10)	6,651,889	4.3	—	—	*
Anirban Kundu	—	—	—	—	—
Hemal Shah(15)	73,043	*	310,834	*	*
Douglas Ulman(11)	172,911	*	708,340	*	*
Elliot Geidt(4)(12)	41,177	*	11,354,414	11.4	9.8
Jerri DeVard(13)	15,504	*	—	—	*
Larry Hilsheimer(14)	61,791	*	100,000	*	*
Luis von Ahn(13)	15,504	*	—	—	*
Nancy Kramer(15)	—	—	32,813	*	*
Nick Shalek(2)	1,753,976	1.1	33,732,382	33.9	29.1
Scott Maw(16)	20,330	*	—	—	*
Beth Birnbaum	—	—	—	—	—
All executive officers and directors as a group (12 persons)	2,415,340	1.6	67,780,557	68.1	58.2

*Less than one percent.
†Percentage of total voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock and Series A preferred stock as a single class. The holders of our Class B common stock are entitled to 10 votes per share and holders of our Class A common stock and Series A preferred stock are entitled to one vote per share.
(1)Based on information contained in the Schedule 13G/A filed on February 15, 2022, and the Company’s records. Consists of (a) 25,980,779 shares of Class B common stock held by DC I Investment LLC (“DC I”), (b)(i) 978,891 shares of Class B common stock held by Drive Capital Overdrive Fund I (TE), L.P. (“DC Overdrive (TE)”), (ii) 2,024,456 shares of Class B common stock held by Drive Capital Overdrive Fund I, L.P. (“DC Overdrive”), and (iii) 28,683 shares of Class B common stock held by Drive Capital Overdrive Ignition Fund I, L.P. (“DC Overdrive Ignition” and (i), (ii) and (iii) collectively the “Overdrive Funds), and (c) 452,721 shares of Class A common stock held by Drive Capital I (GP), LLC (“GP LLC”). Drive Capital Fund I, L.P. (“Fund I”) is the majority member of DC I and GP LLC serves as the general partner of Fund I. An investment committee of GP LLC comprised of Christopher Olsen and Mark D. Kvamme controls all voting and investment decisions with respect to Fund I; however, with respect to the shares held by DC I, Christopher Olsen controls all voting and investment decisions pursuant to irrevocable proxy granted by Mark D. Kvamme. Drive Capital Overdrive Fund I (GP), LLC (“GP Overdrive LLC”) serves as the general partner of the Overdrive Funds. An investment committee of GP Overdrive LLC comprised of Christopher Olsen and Mark D. Kvamme controls all voting and investment decisions with respect to the Overdrive Funds, including with respect to the shares held by the Overdrive Funds. Christopher Olsen and Mark D. Kvamme control other voting matters related to GP Overdrive LLC through control of its manager, Drive Capital, LLC. The address of each of these entities is 629 N. High St 6th Fl, Columbus, Ohio 43215.
(2)Based on information contained in the Schedule 13G filed on February 16, 2021, as confirmed to us by the reporting person. Consists of (i) 1,753,976 shares of Class A common stock held by Bullfrog Capital, L.P., for itself and as nominee for Bullfrog Founder Fund, L.P., (ii) 29,487,539 shares of Class B common stock held by Ribbit Capital IV, L.P,. for itself and as nominee for Ribbit Founder Fund IV, L.P. (“Ribbit Capital IV”), and (iii) 4,244,843 shares of Class B common stock held by RT-E Ribbit Opportunity IV, LLC (“Ribbit RT-E”). Meyer Malka is the sole director of Ribbit Capital GP IV, Ltd., which is the general partner of Ribbit Capital GP VI, L.P., which is both the general partner of Ribbit Capital IV and the managing member of Ribbit RT-E and as such, Mr. Malka may be deemed to hold voting and investment power with respect to the shares held by Ribbit Capital IV and Ribbit RT-E. The principal office address of each of these entities is 364 University Avenue, Palo Alto, California 94301.
(3)Based solely on information contained in the Schedule 13G/A filed on February 11, 2022. Consists of (i) 11,286,225 shares of Class A common stock held by Capital Partners III, L.P., and (ii) 2,808,000 shares of Class A common stock held by Venture Overage Fund, L.P. SVB Financial Group is the managing member of SVB Capital Partners III, LLC, the general partner of Capital Partners III, L.P. and is also the managing member of SVB Capital Venture Overage, LLC, which is general partner of Venture Overage Fund, L.P. The address of SVB Financial Group’s headquarters is 3003 Tasman Drive, Santa Clara, California 95054. The address of Capital Partners III, L.P. and Venture Overage Fund, L.P. is 2770 Sand Hill Road, Menlo Park, California 94070.
(4)Based on information contained in the Schedule 13G/A filed on February 11, 2022, as confirmed to us by the reporting person. Consists of (i) 11,013,790 shares of Class B common stock held by Redpoint Omega II, L.P. (“RO II”), and (ii) 340,624 shares of Class B common stock held by Redpoint Omega Associates II, LLC (“ROA II”). Redpoint Omega II, LLC (“RO II LLC”), is the sole general partner of RO II. The address for the entities affiliated with Redpoint is 2969 Woodside Road, Woodside, California 94062.
(5)Based solely on information contained in the Schedule 13G filed on October 12, 2021. The address of the business office of Schusterman Interests, LLC is 110 West Seventh Street, Suite 2000, Tulsa, Oklahoma 74119.
(6)Based solely on information contained in the Schedule 13G filed on February 10, 2022. Consists of 9,380,816 shares of Class A common stock over which the filer has sole voting power over zero shares, shared voting power over 24,804 shares, sole dispositive power over 9,302,528 shares, and shared dispositive power over 78,288 shares. The address of the business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(7)Represents the number of shares of Class A common stock into which Series A preferred stock is convertible at the option of the holder, subject to such holder’s receipt of approval from the Company’s domestic insurance regulators in the event such conversion would cause the holder to hold in excess of 9.9% of the voting stock of the Company.
(8)Consists of (i) 83,519 shares of Class A common stock, (ii) 31,043 restricted stock units vesting within 60 days of March 31, 2022, (iii) 19,015,103 shares of Class B common stock held by Alexander Timm, of which 1,885,620 shares may be repurchased by us at the original purchase price as of March 31, 2022, and (iv) 194,950 shares of Class B common stock held by the Timm Descendants Trust. The Timm Descendants Trust is a trust for the benefit of Mr. Timm and his immediate family.
(9)Consists of (i) 145,173 shares of Class A common stock, (ii) 17,901 restricted stock units vesting within 60 days of March 31, 2022,(iii) 273,797 shares of Class B common stock held by Daniel Rosenthal, (iv) 1,513,964 shares of Class B common stock issuable to Mr. Rosenthal pursuant to options exercisable within 60 days of March 31, 2022, (v) 340,247 shares of Class B common stock held by the 2020 Daniel H. Rosenthal Family Trust, a trust for the benefit of Mr. Rosenthal and his immediate family, and (vi) 340,247 shares of Class B common stock held by the Courtney Granville Family Trust, a trust for the benefit of Mr. Rosenthal and his immediate family.
(10)Based on the Schedule 13G/A filed on February 14, 2022, and the Company’s records. Consists of (i) 484,492 shares of Class A common stock held by Daniel Manges, and (ii) 6,167,397 shares of Class A common stock held by the Manges Trust dated January 27, 2016, a trust for the benefit of Mr. Manges and his immediate family for which Mr. Manges serves as trustee.
(11)Consists of (i) 172,911 shares of Class A common stock held by Douglas Ulman, and (ii) 708,340 shares of Class B common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.
(12)Includes 41,177 shares of Class A common stock held by Elliot Geidt.
(13)Consists of (i) 12,920 shares of Class A common stock, and (ii) 2,584 shares of Class A common stock issuable in respect of restricted stock units vesting within 60 days of March 31, 2022.
(14)Consists of (i) 59,207 shares of Class A common stock, (ii) 2,584 shares of Class A common stock issuable in respect of restricted stock units vesting within 60 days of March 31, 2022, and (iii) 100,000 shares of Class B common stock.
(15)Reflects shares of Class B common stock issuable pursuant to options exercisable within 60 days of March 31, 2022.
(16)Consists of (i) 17,746 shares of Class A common stock, and (ii) 2,584 shares of Class A common stock issuable in respect of restricted stock units vesting within 60 days of March 31, 2022.

TRANSACTIONS WITH RELATED PERSONS

The following is a summary of transactions since January 1, 2021, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of Class A common stock or Class B common stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
From January 1, 2021 to December 31, 2021, we paid a total of $137,050 to BeecherHill, LLC (“BeecherHill”), an executive search firm, for services. Cindy Hilsheimer, the spouse of our director Larry Hilsheimer, is the managing member of BeecherHill.

Andrew Jorgensen, the brother-in-law of Hemal Shah, served as a senior software engineer for our wholly owned subsidiary, Caret Holdings, Inc. Mr. Jorgensen had been employed by Caret Holdings, Inc. since 2019, but is no longer employed by the company. In 2021, he was paid compensation in the amount of $264,415, and received equity with a fair market value at the time of grant of $156,351.

In 2021, the Company repurchased Mr. Manges’ 1,257,080 shares of restricted stock at the original exercise price of $0.678 per share, totaling $852,300.24.

Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement (“IRA”) with certain holders of our capital stock, including entities affiliated with Drive Capital, entities affiliated with Ribbit Capital and entities affiliated with Redpoint Ventures, as well as other holders of our previously issued redeemable convertible preferred stock, all shares of which were converted into shares of our Class B common stock at the time of our initial public offering. The IRA provides the holders of such shares with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Carvana Agreements

We are a party to an investment agreement, a commercial agreement, and a registration rights agreement with, and have issued warrants to, Carvana Group, LLC (“Carvana”). Pursuant to the investment agreement, Carvana is entitled to certain governance, consent and registration rights contemplated by the investment agreement. Carvana’s governance rights include the right to appoint Ernest Garcia III, the President and Chief Executive Officer of Carvana, to our board of directors. Carvana will no longer be entitled to appoint Mr. Garcia to our board of directors if Carvana ceases to beneficially own any of the Series A preferred stock acquired by Carvana at the closing of the investment. Carvana has not exercised its appointment right as of the date hereof. Carvana is subject to customary standstill and non-transfer restrictions in respect of the Series A preferred stock and the warrants for a five-year period following the closing of the investment, subject to certain limited exceptions in the investment agreement. Carvana has also covenanted in the investment agreement to make all required insurance regulatory filings with Root’s domestic insurance regulators in the event that the conversion of the Series A preferred stock or exercise of the warrants would cause Carvana to hold in excess of 9.9% of the outstanding voting stock of Root. Both Carvana and Root must use commercially reasonable efforts to obtain any required regulatory approvals. Carvana has also agreed to vote its shares of Series A preferred stock at the Annual Meeting in the same proportion as our unaffiliated stockholders with respect to all of the foregoing proposals. Our “unaffiliated stockholders” do not include any of our current officers and directors and any other beneficial owner of more than 5.0% (determined on a fully-diluted basis) of our outstanding common stock (other than investors that are eligible to file a Schedule 13G with the SEC pursuant to Rule 13d-1(b) of the Exchange Act) and any affiliate of any of the foregoing persons.

Policies and Procedures for Transactions with Related Persons
We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit, risk and finance committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit, risk and finance committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit, risk and finance committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires directors, executive officers and beneficial owners of more than 10 percent of our equity securities to file reports of holdings and transactions in its equity securities with the SEC and Nasdaq generally within two business days of a reportable transaction. We seek to assist our directors and executive officers by monitoring transactions and completing and filing reports on their behalf. Based solely on our review of Section 16 reports prepared by or furnished to us, we believe that all Section 16(a) SEC filing requirements applicable to our directors and executive officers and beneficial owners of more than 10 percent of our equity securities for fiscal year ended December 31, 2021 were timely met, except as follows: a Form 4 for Mr. Olsen related to the conversion of certain Class B shares to Class A shares and a Form 4 for Mr. Olsen related to the forfeiture of RSUs were filed late due to administrative oversight.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to us via email at proxy@joinroot.com or you may make a request by telephone to (866) 980-9431. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting except as indicated in the notice. However, if any other matters are properly brought before the Annual Meeting for action of which we did not have notice prior to March 10, 2022, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Jodi E. Baker
Vice President and Secretary
                            April 28, 2022
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at ir.joinroot.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is also available without charge upon written request to us via email at proxy@joinroot.com.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ROOT, INC.

Root, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies as follows:

FIRST: That the Board of Directors of the Company has duly adopted resolutions (i) authorizing the Company to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment to Amended and Restated Certificate of Incorporation (this “First Amendment”) to combine (a) each [ ] outstanding shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), either issued or outstanding or held by the Company as treasury stock, into one (1) share of Class A Common Stock; and (b) each [ ] outstanding shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), either issued or outstanding or held by the Company as treasury stock, into one (1) share of Class B Common Stock and (ii) declaring this First Amendment to be advisable, submitted to and considered by the stockholders of the Company entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and recommended for approval by the stockholders of the Company.

SECOND: That this First Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Company.

THIRD: That the capital of the Company shall not be reduced under or by reason of this First Amendment.
FOURTH: Immediately upon filing of this First Amendment, Section A of Article IV of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“A. The Company is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 1,369,000,000 shares, 1,000,000,000 shares of which shall be Class A Common Stock (the “Class A Common Stock”), 269,000,000 shares of which shall be Class B Common Stock (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and 100,000,000 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share. Upon filing this Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware (the “First Amendment Effective Time”), (a) each [ ] outstanding shares of the Company’s Class A Common Stock, either issued or outstanding or held by the Company as treasury stock prior to the First Amendment Effective Time, shall be combined into one (1) share of Class A Common Stock; and (b) each [ ] outstanding shares of the Company’s Class B Common Stock, either issued or outstanding or held by the Company as treasury stock prior to the First Amendment Effective Time, shall be combined into one (1) share of Class B Common Stock, (the “Reverse Stock Split”). No fractional share shall be issued upon the Reverse Stock Split. All shares of Class A Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share of Class A Common Stock, and all shares of Class B Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share of Class B Common Stock. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Class A Common Stock, in lieu of receiving any such fractional share, the holder (other than with respect to shares of Class A Common Stock held by the Company as treasury stock) otherwise entitled to such fraction will be entitled to receive a sum in cash (without interest) equal to, as the Company may determine, either (i) the holder’s proportionate interest in the
A-1

proceeds, net of selling costs not paid and satisfied by the Company, from the aggregation and sale of the fractional shares by the transfer agent for the Class A Common Stock or (ii) the closing price of the Class A Common Stock on the Nasdaq Stock Market on the trading day immediately prior to the First Amendment Effective Time, as adjusted by the ratio of one share of Class A Common Stock for every [ ] shares of Class A Common Stock, multiplied by the applicable fraction of a share of Class A Common Stock. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Class B Common Stock, in lieu of receiving any such fractional share, the holder (other than with respect to shares of Class B Common Stock held by the Company as treasury stock) otherwise entitled to such fraction will be entitled to receive a sum in cash (without interest) equal to, as the Company may determine, the closing price of the Class A Common Stock on the Nasdaq Stock Market on the trading day immediately prior to the First Amendment Effective Time, as adjusted by the ratio of one share of Class B Common Stock for every [ ] shares of Class B Common Stock, multiplied by the applicable fraction of a share of Class B Common Stock. The Company shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, the number of shares of Class A Common Stock or Class B Common Stock that such holder shall be entitled to following the Reverse Stock Split.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be executed by [ ] its [ ], this [ ] day of [ ], 202[ ].
A-2

Your **Vote** Counts!

ROOT, INC.

2022 Annual Meeting

Vote by June 06, 2022

11:59 PM ET

Root

30#

You invested in ROOT, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 07, 2022.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 24, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

PV

For complete information and to vote, visit **www.ProxyVote.com**

Control # XXXX XXXX XXXX XXXX

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 07, 2022
11:00 AM EDT

Virtually at:
www.virtualshareholdermeeting.com/ROOT2022

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

Control # XXXX XXXX XXXX XXXX

THIS IS NOT A VOTABLE BALLOT

SHARE CLASSES REPRESENTED FOR VOTING

T

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

FLASHID-JOB#

Root

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on Monday, June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ROOT2022

You may attend the meeting via the Internet and vote during the meeting. You will need to have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on Monday, June 6, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class II directors, Jerri DeVard, Nancy Kramer and Scott Maw, each to hold office until our Annual Meeting of Stockholders in 2025.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Jerri DeVard 02) Nancy Kramer 03) Scott Maw

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4. To approve, on an advisory basis, the frequency for future advisory votes to approve named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000568275_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

ROOT, INC.
Annual Meeting of Stockholders
June 7, 2022 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alexander Timm and Daniel Rosenthal, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Root, Inc. Class A common stock, Class B common stock and Series A preferred stock registered to the undersigned which the undersigned is entitled to vote (the "Registered Shares") and, in their discretion, to vote the Registered Shares upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 11:00 AM EDT on June 7, 2022, virtually at www.virtualshareholdermeeting.com/ROOT2022, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the Registered Shares unless you sign and return the proxy card.

0000568275_2 R1.0.0.24

Continued and to be signed on reverse side